EXECUTION COPY
FIRST AMENDMENT TO
AGREEMENT FOR THE PURCHASING AND SERVICING OF RECEIVABLES
FIRST AMENDMENT TO AGREEMENT FOR THE PURCHASING AND SERVICING OF RECEIVABLES, dated as of September 13, 2024 (this “Amendment”), among
(i)    WESTROCK COMPANY OF TEXAS, a Georgia corporation, WESTROCK CONVERTING, LLC, a Georgia limited liability company, WESTROCK MILL COMPANY, LLC, a Georgia limited liability company, WESTROCK CALIFORNIA, LLC, a California limited liability company, WESTROCK MINNESOTA CORPORATION, a Delaware corporation, WESTROCK - SOUTHERN CONTAINER, LLC, a Delaware limited liability company, WESTROCK CP, LLC, a Delaware limited liability company, WESTROCK - SOLVAY, LLC, a Delaware limited liability company, WESTROCK PACKAGING SYSTEMS, LLC, a Delaware limited liability company, WESTROCK PACKAGING, INC., a Delaware corporation, WESTROCK - GRAPHICS INC., a North Carolina corporation, WESTROCK CONSUMER PACKAGING GROUP, LLC, an Illinois limited liability company, WESTROCK BOX ON DEMAND, LLC, a Delaware limited liability company, WESTROCK MWV, LLC, a Delaware limited liability company, WESTROCK USC INC., a Pennsylvania corporation, WESTROCK PAPER AND PACKAGING, LLC, a Delaware limited liability company, WESTROCK KRAFT PAPER, LLC, a Delaware limited liability company, WESTROCK LONGVIEW, LLC, a Washington limited liability company, WESTROCK CHARLESTON KRAFT, LLC, a Delaware limited liability company, WESTROCK CONTAINER, LLC, a Georgia limited liability company, and WESTROCK, LLC, a Delaware limited liability company, as sellers (each of which is referred to herein as a “Seller,” or together the “Sellers”),
(ii)    WESTROCK CONVERTING, LLC, a Georgia limited liability company, as agent for the Sellers (in such capacity “Sellers Agent”) and as servicer (“Servicer”),
(iii)    COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, a Dutch cooperative acting through its New York Branch (“Rabobank”), as purchaser (“Purchaser”),
(iv)    WESTROCK RKT, LLC, a Georgia limited liability company, and WESTROCK COMPANY, a Delaware corporation, as guarantors (each, a “Terminating Guarantor” and together, the “Terminating Guarantors”), and
(v)    SMURFIT WESTROCK PLC, a public company limited by shares, incorporated under the laws of Ireland with company number 607515 and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “New Guarantor”).

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4876-5208-9542, v.5

RECITALS
WHEREAS, the parties refer to that certain Agreement for the Purchasing and Servicing of Receivables, dated as of September 11, 2023 (the “Existing Receivables Purchase Agreement” and, as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Purchaser, the Sellers, the Sellers Agent, the Servicer and the Terminating Guarantors. Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Existing Receivables Purchase Agreement, and, in addition, this Amendment is to be interpreted and construed in accordance with the provisions set forth in Clause 1.3 of the Receivables Purchase Agreement; and
WHEREAS, the Sellers and Sellers Agent and Servicer have requested that the Purchaser agree to amend the Existing Receivables Purchase Agreement in certain respects, including to reflect the substitution of the New Guarantor for the Terminating Guarantors and to extend the Acquisition Period Termination Date on the terms and conditions set forth in this Amendment.
NOW, THEREFORE, the parties to this Amendment hereby agree as follows:
SECTION 1.Replacement of Terminating Guarantors. Effective as of the Effective Date, (i) any references in the Receivables Purchase Agreement to Guarantor shall be deemed to refer to the New Guarantor rather than the Terminating Guarantors, and (ii) each Terminating Guarantor shall no longer have any rights, obligations or duties in its capacity as a “Guarantor” under the Receivables Purchase Agreement, and is hereby released from all duties, obligations or liabilities arising thereunder in such capacity; provided, however, that the New Guarantor, as Guarantor, shall assume all rights, duties, obligations or liabilities of the Terminating Guarantors, it its capacity as “Guarantor” under the Receivables Purchase Agreement accruing on or prior to the Effective Date.
SECTION 2.Amendments to Existing Receivables Purchase Agreement. Effective as of the Effective Date, the Existing Receivables Purchase Agreement is hereby amended as set forth in Exhibit A to this Amendment, with text marked in underline indicating additions to the Existing Receivables Purchase Agreement and with text marked in ~~strikethrough~~ indicating deletions to the Existing Receivables Purchase Agreement.
SECTION 3.Effectiveness. This Amendment shall become effective as of September 13, 2024 (the “Effective Date”) upon satisfaction (or waiver) of the following conditions precedent: (a) the Purchaser shall have received counterpart signature pages executed by each of the parties to (i) this Amendment and (ii) the Amendment Fee Letter dated the date hereof (the “Amendment Fee Letter”) between the Purchaser and the Sellers Agent; (b) the Purchaser shall have received the Amendment Upfront Fee set forth in the Amendment Fee Letter; and (c) the Purchaser shall have received the documents set forth on Annex I hereto.

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SECTION 4.Representations and Warranties. Each of the New Guarantor, the Sellers, the Sellers Agent and the Servicer hereby represents and warrants to the Purchaser and that, on and as of the date hereof:
(a)this Amendment has been duly executed and delivered by it, and this Amendment and the Existing Receivables Purchase Agreement as amended hereby constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, examinership, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and
(b)its representations and warranties contained in the Receivables Purchase Agreement or in the other Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof, with the same effect as though made on such date (after giving effect to this Amendment), except to the extent such representations or warranties expressly relate only to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).
SECTION 5.Miscellaneous.
(a)This Amendment may be amended, modified, terminated or waived only as provided in Clause 17.4 of the Receivables Purchase Agreement.
(b)Except as expressly modified as contemplated hereby, the Receivables Purchase Agreement is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed. This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Receivables Purchase Agreement, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder. This Amendment shall constitute a Transaction Document.
(c)This Amendment shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns under the Receivables Purchase Agreement.
(d)This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
(e)Each party intends not to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. If any provision of this Amendment becomes illegal, invalid or unenforceable in any respect under any law, the validity, legality and enforceability of

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the remaining provisions shall not in any way be affected or impaired, and shall remain in full force and effect, and the parties shall replace such illegal, invalid or unenforceable term or provision with a new term or provision permitted by law and having an economic effect as close as possible to the invalid, illegal or unenforceable term or provision. The holding of a term or provision to be invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of the term or provision in any other jurisdiction.
(f)THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
(g)Each party hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Amendment and for any counterclaim therein.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Amendment as of the date first above written.
For and on behalf of COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, Purchaser

By:     /s/ Robyn Carmel
Name:    Robyn Carmel
Title:    Executive Director

By:     /s/ Christopher Low
Name:    Christopher Low
Title:    MD

[Signature Page to First Amendment to Receivables Purchase Agreement]
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For and on behalf of WESTROCK CP, LLC, WESTROCK - SOLVAY, LLC, WESTROCK COMPANY OF TEXAS, WESTROCK MILL COMPANY, LLC, WESTROCK CALIFORNIA, LLC, WESTROCK MINNESOTA CORPORATION, WESTROCK - SOUTHERN CONTAINER, LLC, WESTROCK PACKAGING SYSTEMS, LLC, WESTROCK PACKAGING, INC., WESTROCK - GRAPHICS, INC., WESTROCK BOX ON DEMAND, LLC, WESTROCK KRAFT PAPER, LLC, WESTROCK CONSUMER PACKAGING GROUP, LLC, WESTROCK MWV, LLC, WESTROCK USC, INC., WESTROCK PAPER AND PACKAGING, LLC, WESTROCK LONGVIEW, LLC, WESTROCK CHARLESTON KRAFT, LLC, WESTROCK CONTAINER, LLC, WESTROCK, LLC, each as a Seller

WESTROCK CONVERTING, LLC, as a Seller, Sellers Agent and
Servicer

WESTROCK RKT, LLC, as Terminating Guarantor
By:     /s/ M. Benjamin Haislip
Name: M. Benjamin Haislip
Title:    Senior Vice President and Treasurer
For and on behalf of WESTROCK COMPANY, as Terminating Guarantor
By:     /s/ M. Benjamin Haislip
Name: M. Benjamin Haislip
Title:    Senior Vice President and Treasurer

SIGNED for and on behalf of SMURFIT WESTROCK PLC by its lawfully appointed attorney in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Siobhan Millar
Witness (Signature)

Siobhan Millar
Print Address

Assistant to CFO
Witness Occupation

[Signature Page to First Amendment to Receivables Purchase Agreement]
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ANNEX I to First Amendment

1.
For New Guarantor:
Officer’s Certificate certifying (i) certificate of incorporation, the certificates of incorporation on change of name, the certificates of re-registration and the constitution, (ii) a copy of the resolutions approving the terms of the transaction documents to which it is a party and authorizing the execution, delivery and performance of the transaction documents to which it is a party, and (iii) the names and true signatures of the officers of the New Guarantor authorized to sign the transaction documents on its behalf.

2.	Opinion of Irish counsel to New Guarantor relating to (i) corporate matters relating to New Guarantor, (ii) the due authorization and execution of the transaction documents by New Guarantor, (iii) the absence of required Irish consents, approvals, etc., and (iv) absence of conflicts with Irish laws or organizational documents.
3.	Opinion of Jones Day relating to (i) the legality, validity and enforceability of the transaction documents, (ii) absence of required New York consents, approvals, etc., and (iii) absence of conflicts with New York laws.
4.	Know Your Customer materials for New Guarantor
5.	For the Servicer: Officer’s Certificate certifying the names and true signatures of the officers of the Servicer authorized to sign the transaction documents and Portfolio Reports on its behalf

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EXHIBIT A

COMPOSITE COPY
as amended by First Amendment, dated as of September 13, 2024
~~EXECUTION COPY~~
as of September 11, 2023

WESTROCK COMPANY OF TEXAS
WESTROCK CONVERTING, LLC
WESTROCK MILL COMPANY, LLC
WESTROCK CALIFORNIA, LLC
WESTROCK MINNESOTA CORPORATION
WESTROCK - SOUTHERN CONTAINER, LLC
WESTROCK CP, LLC
WESTROCK - SOLVAY, LLC
WESTROCK PACKAGING SYSTEMS, LLC
WESTROCK PACKAGING, INC.
WESTROCK - GRAPHICS INC.
WESTROCK CONSUMER PACKAGING GROUP, LLC
WESTROCK BOX ON DEMAND, LLC
WESTROCK MWV, LLC,
WESTROCK USC INC.
WESTROCK PAPER AND PACKAGING, LLC
WESTROCK KRAFT PAPER, LLC
WESTROCK LONGVIEW, LLC
WESTROCK CHARLESTON KRAFT LLC
WESTROCK CONTAINER, LLC
WESTROCK, LLC
(as Sellers)

WESTROCK CONVERTING, LLC
(as Sellers Agent and Servicer)
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH
(as Purchaser)
and
~~WESTROCK COMPANY~~
~~WESTROCK RKT, LLC~~
~~(as Guarantors~~SMURFIT WESTROCK PLC
(as Guarantor)

AGREEMENT FOR THE PURCHASING AND
SERVICING OF RECEIVABLES

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TABLE OF CONTENTS
1.    INTERPRETATION    7
1.1.    Definitions.    7
1.2.    Construction.    ~~23~~24
1.3.    Interpretation.    ~~23~~24
2.    CONDITIONS PRECEDENT    ~~24~~25
2.1.    Conditions to ~~Initial Purchase~~Effectiveness.    ~~24~~25
3.    SALE AND PURCHASE    ~~24~~26
3.1.    Sale and Purchase on the Closing Date.    ~~24~~26
3.2.    Additional Funding of Purchase Price.    ~~26~~27
3.3.    Closings.    ~~27~~29
3.4.    Eligible Receivable Rights.    ~~27~~29
3.5.    No Obligations Transferred.    ~~28~~29
3.6.    True Sale.    ~~28~~30
3.7.    Change of Control.    30
4.    PURCHASE PRICE ADJUSTMENT; ADMINISTRATIVE FEE    ~~28~~30
4.1.    Adjustment.    ~~28~~30
4.2.    Administrative Fee.    ~~29~~31
4.3.    Unused Fee.    31
~~4.3~~4.4.    Payment of Purchase Price Adjustment ~~and~~, Administrative Fee and Unused Fee.    ~~29~~31
4.5.    Benchmark Replacement Setting.    31
5.    PURCHASE PRICE    ~~31~~33
5.1.    Taxes.    ~~31~~33
6.    COLLECTION AND ADMINISTRATION OF THE COLLECTIONS ACCOUNT    ~~31~~33
6.1.    Duties Regarding Servicing of the Receivables.    ~~32~~33
6.2.    Payments to Collections Account.    ~~32~~34
6.3.    Distribution of the Amount on Deposit in Collections Account.    ~~32~~34
6.4.    Investment of Amounts in the Collection Account.    36
7.    REPURCHASE OF RECEIVABLES; DEFAULTED RECEIVABLES    ~~34~~36
7.1.    Repurchase.    ~~34~~36
7.2.    Credit Default Certification.    ~~35~~37
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7.3.    Defaulted Receivables.    ~~36~~38
8.    DILUTIONS    ~~37~~39
8.1.    Dilutions.    ~~37~~39
9.    COSTS AND TAXATION    ~~37~~39
9.1.    Costs.    ~~37~~39
9.2.    Taxation.    ~~37~~39
9.3.    No deductions.    ~~37~~40
10.    REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS    ~~38~~40
10.1.    Sellers.    ~~38~~40
10.2.    Receivables.    ~~40~~42
10.3.    ~~Guarantors~~Guarantor.    ~~41~~43
11.    COVENANTS    ~~42~~44
11.1.    Sellers Covenants.    ~~42~~44
12.    CONSEQUENCE OF NOTIFICATION EVENT    ~~45~~47
12.1.    Actions.    ~~45~~47
13.    GUARANTEE    ~~45~~47
13.1.    Guarantee.    ~~45~~48
13.2.    Subordination.    ~~46~~48
13.3.    Guarantee Unconditional; Certain Limitations.    ~~46~~48
13.4.    ~~Clawbacks~~Guarantee Limitations.    ~~47~~49
14.    TERMINATION    ~~47~~49
14.1.    Termination of Agreement.    ~~47~~49
14.2.    No impact on rights or obligations.    ~~47~~50
15.    PROTECTION OF PURCHASER, FURTHER ASSURANCE    ~~48~~50
15.1.    Further Assurance.    ~~48~~50
15.2.    Enforcement.    ~~48~~50
15.3.    Custodian.    ~~48~~50
16.    NOTICES    ~~48~~50
16.1.    Notices.    ~~48~~50
16.2.    Receipt.    ~~49~~51
16.3.    Facsimile.    ~~49~~51
16.4.    Electronic Communication.    52
17.    FURTHER PROVISIONS    ~~49~~52

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17.1.    Illegality.    ~~49~~52
17.2.    Purchaser Right of Set-off.    ~~50~~52
17.3.    English Language.    ~~50~~52
17.4.    Amendments.    ~~50~~52
17.5.    Remedies and Waivers.    ~~50~~52
17.6.    Counterparts.    ~~50~~53
17.7.    Payments; Late Payments.    ~~50~~53
17.8.    No Setoff; Taxes.    ~~51~~53
17.9.    Assignment; Participation.    ~~51~~53
17.10.    Successors and Assigns.    ~~52~~55
17.11.    Entire Agreement.    ~~53~~55
17.12.    No Third Party Beneficiaries.    ~~53~~55
17.13.    Independent Contractors.    ~~53~~55
17.14.    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.    ~~53~~56
17.15.    Anti-Terrorism Legislation.    56
18.    GOVERNING LAW AND JURISDICTION    ~~54~~57
18.1.    GOVERNING LAW.    ~~54~~57
18.2.    Submission to Jurisdiction; Waivers of Jury Trial.    ~~55~~57
19.    THE SELLERS AGENT    ~~55~~58
19.1.    Appointment and Authorization.    ~~55~~58
19.2.    Delegation of Duties.    ~~55~~58
19.3.    Exculpatory Provisions.    ~~56~~58
19.4.    Reliance by Sellers Agent.    ~~56~~58
19.5.    Notification Events.    ~~56~~59
19.6.    Non-Reliance on the Sellers Agent and Other Sellers.    ~~57~~59
19.7.    Indemnification.    ~~57~~59
19.8.    Agent in Its Individual Capacity.    ~~57~~60
19.9.    Successor Sellers Agent.    ~~57~~60
20.    ALLOCATIONS AMONG THE SELLERS    ~~58~~60
20.1.    Payments by the Servicer to the Sellers Agent.    ~~58~~60
20.2.    Payments by the Sellers.    ~~58~~61
21.    SECURITY INTEREST    ~~58~~61

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21.1.    Security Interest.    ~~58~~61
21.2.    Financing Statements.    ~~58~~61
21.3.    Remedies.    ~~59~~61
21.4.    Application of Proceeds.    ~~59~~62
IN WITNESS whereof the parties have executed this Agreement on the date set out on the first page of this document.    63

SCHEDULES
Schedule 1         Conditions Precedent: Documents
Schedule 2         Notification Events
Schedule 3        Eligible Obligors; Eligibility Criteria
Schedule 4         Account Information
Schedule 5         Form of Portfolio Report
Schedule 6     Principal Places of Business; Location(s) of Records; Federal Employer Identification Number; Other Names
Schedule 7    Collections Account

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THIS AGREEMENT FOR THE PURCHASING AND SERVICING OF RECEIVABLES, dated as of September 11, 2023 (this “Agreement”), is entered into among each of
(i)    WESTROCK COMPANY OF TEXAS, a Georgia corporation, WESTROCK CONVERTING, LLC, a Georgia limited liability company, WESTROCK MILL COMPANY, LLC, a Georgia limited liability company, WESTROCK CALIFORNIA, LLC, a California limited liability company, WESTROCK MINNESOTA CORPORATION, a Delaware corporation, WESTROCK - SOUTHERN CONTAINER, LLC, a Delaware limited liability company, WESTROCK CP, LLC, a Delaware limited liability company, WESTROCK - SOLVAY, LLC, a Delaware limited liability company, WESTROCK PACKAGING SYSTEMS, LLC, a Delaware limited liability company, WESTROCK PACKAGING, INC., a Delaware corporation, WESTROCK - GRAPHICS INC., a North Carolina corporation, WESTROCK CONSUMER PACKAGING GROUP, LLC, an Illinois limited liability company, WESTROCK BOX ON DEMAND, LLC, a Delaware limited liability company, WESTROCK MWV, LLC, a Delaware limited liability company, WESTROCK USC INC., a Pennsylvania corporation, WESTROCK PAPER AND PACKAGING, LLC, a Delaware limited liability company, WESTROCK KRAFT PAPER, LLC, a Delaware limited liability company, WESTROCK LONGVIEW, LLC, a Washington limited liability company, WESTROCK CHARLESTON KRAFT, LLC, a Delaware limited liability company, WESTROCK CONTAINER, LLC, a Georgia limited liability company, and WESTROCK, LLC, a Delaware limited liability company, as sellers (each of which is referred to herein as a “Seller,” or together the “Sellers”),
(ii)    WESTROCK CONVERTING, LLC, a Georgia limited liability company, as agent for the Sellers (in such capacity “Sellers Agent”) and as servicer (“Servicer”),
(iii)    COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, a Dutch cooperative acting through its New York Branch (“Rabobank”), as purchaser (“Purchaser”), and
(iv)    ~~WESTROCK RKT, LLC , a Georgia limited liability company, and WESTROCK COMPANY, a Delaware corporation, as guarantors (each, a “~~SMURFIT WESTROCK PLC, a public company limited by shares, incorporated under the laws of Ireland with company number 607515 and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland, as guarantor (the “Guarantor” ~~and together, the “Guarantors”~~).
INTRODUCTION:

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Sellers wish to sell and Purchaser wishes to purchase Eligible Receivables, together with the benefit of all Related Contract Rights, if any, on the terms and subject to the conditions set out in this Agreement.
In consideration of the representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    INTERPRETATION
1.1.    Definitions.~~1.1.    Definitions.~~  In this Agreement (including its Schedules and recitals) the following terms shall have the following meanings:
“Access Termination Notice” has the meaning set forth in the Control Agreement.
“Accounting Principles” means (a) GAAP; or (b) IFRS, in each case, as in effect from time to time selected by the Sellers or the Parent and interpreted in line with the Parent and its subsidiaries accounting policies as applied in the audited financial statements.
“Acquired Eligible Receivables” means, without duplication, (i) the Eligible Receivables purchased hereunder on the Closing Date as provided in Clause 3.1(a) and (ii) Eligible Receivables purchased hereunder during the Acquisition Period as provided in Clauses 3.1(b) and (c); provided that, without limiting each Seller’s obligations under Clause 7 to repurchase a Receivable that does not satisfy the Eligibility Criteria, any reference to Acquired Eligible Receivables herein (including in Clause 3.6) shall include any Receivable which Sellers have listed in any Portfolio Report or which Sellers have counted for purposes of Clause 3.2 or 6.3(a), in each case, unless and until such Receivable is repurchased in accordance with Clause 7.
“Acquisition Period” means the period beginning on the Closing Date and ending on the Acquisition Period Termination Date.
“Acquisition Period Termination Date” means the earliest of (a) September ~~13~~15, ~~2024~~2025, (b) the Business Day specified in a notice declaring the Acquisition Period Termination Date to have occurred delivered by the Purchaser if a Notification Event shall occur and be continuing, and (c) the Business Day specified by 3 days’ written notice of termination to the Purchaser from the Sellers Agent; provided that the Acquisition Period Termination Date shall be deemed to have occurred upon the occurrence of the Notification Event specified in paragraph F of Schedule 2.
“Added Eligible Obligor Receivables” means, with respect to any Eligible Obligor added to Schedule 3 of this Agreement, any Eligible Receivables of such Eligible Obligor owned by a Seller on the Additional Eligible Obligor Date with respect to such added Eligible Obligor.
“Additional Eligible Obligor Date” means, with respect to any Eligible Obligor added to Schedule 3 of this Agreement, the first date on which the addition of such Eligible Obligor to Schedule 3 of this Agreement is effective as provided in the definition of Eligible Obligor.

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“Additional Funding Amount” has the meaning set forth in Clause 3.2.
“Additional Funding Date” has the meaning set forth in Clause 3.2.
“Additional Purchase Date” means each Business Day during the Acquisition Period (other than the Closing Date).
“Additional Reporting Date” means, with respect to any Calculation Date, the Business Day prior to such Calculation Date if so, designated by Sellers Agent as an Additional Reporting Date by delivering written notice of such designation to Purchaser no later than 11:00 a.m. on the Business Day prior to such Calculation Date; provided, that Sellers Agent may not designate more than four Additional Reporting Dates in any calendar year.
“Adjusted EBITDA” has the meaning as determined and/or reported in the relevant financial statements.
“Adjusted Term SOFR” means, with respect to any Calculation Period, the sum of Term SOFR with respect to such Calculation Period and 0.10%, provided, that if Adjusted Term SOFR as so determined is less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Fee” has the meaning set forth in Clause 4.2.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, “control” when used with respect to any specified Person means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or board representation or otherwise, and the terms “controlling”, “controlled by” and “under common control with” have meanings correlative to the foregoing.
“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.
“Allocation Date” means, with respect to all payments of Purchase Price and all distributions to the Sellers Agent of Purchase Price pursuant to Clause 6.3(a), the Calculation Date occurring immediately preceding the date of such payment or distribution.
“Amendment Closing Date” means September 13, 2024.
“Amount on Deposit in the Collections Account”~~,~~ subject to Clause 7.3, means, as of any date, the amount on deposit in the Collections Account as of such date minus the aggregate of Purchase Prices payable pursuant to Clause 3.1(b) for Acquired Eligible Receivables purchased prior to such date but not theretofore distributed from the Collections Account pursuant to Clause

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6.3(a)(i); provided that (i) all amounts deposited into the Collections Account by a Debtor shall be deemed to have been paid in respect of an Acquired Eligible Receivable if an amount is then due and owing by such Debtor in respect of any such Acquired Eligible Receivable even if an amount is then due and owing in respect of a Receivable that is not an Acquired Eligible Receivable; and (ii) in calculating the Amount on Deposit in the Collections Account on any date, such calculation shall disregard (without duplication) (A) any collections or amounts paid by the applicable Eligible Obligor with respect to any Acquired Eligible Receivable as to which Seller has made a payment pursuant to Clause 8.1 to the extent that the sum of such payment by Seller plus the amounts so collected from or paid by the applicable Eligible Obligor with respect to such Acquired Eligible Receivable exceeds the original Purchase Price paid on the applicable Purchase Date for such Acquired Eligible Receivable and (B) any proceeds of Defaulted Receivables.
“Annual Period” means each period beginning on (and including) the Monthly Date occurring in September of a calendar year and ending on (but excluding) the Monthly Date occurring in September of the next succeeding calendar year.
“~~Anti-Corruption~~Anti-Money Laundering Laws” means ~~all laws, rules, and regulations of any jurisdiction applicable to any WestRock Entity from time to time concerning or relating to bribery or corruption.~~: (a) the Executive Order; (b) the Bank Secrecy Act (31 USC. §§ 5311 et seq.); (c) the Money Laundering Control Act of 1986 (18 USC. §§ 1956 et seq.); (d) the Patriot Act; (e) any similar law enacted in the United States after the date of this Agreement; and (f) any other applicable anti-money laundering law or regulation.
“Applicable Pro Rata Basis” has the meaning set forth in Clause 20.1.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of a Calculation Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed pursuant to Clause 4.5(d).
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other

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financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy” means, with respect to any Person, that such Person (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing in a judicial, regulatory or administrative proceeding or filing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (ii) is not dismissed, discharged, stayed or restrained in each case within sixty calendar days of the institution or presentation thereof; (e) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) seeks or becomes subject to the appointment of an administrator, examiner, provisional liquidator, conservator, receiver, trustee, custodian or similar official for it or for all or substantially all of its assets; (g) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within sixty calendar days thereafter; or (h) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (g) (inclusive).
“Base Rate” means, as of any date of determination, a fluctuating interest rate per annum in effect from time to time equal to the greater of:
(a)    the Prime Rate; and
(b)    1/2 of 1% in excess of the Federal Funds Effective Rate.
“Benchmark” means the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Clause 4.5(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by Purchaser and Sellers Agent as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as

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so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Purchaser and the Sellers Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to

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provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Clause 4.5 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Clause 4.5.

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“Blocking Regulation” means: (a) Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) and/or any applicable national law or regulation relating to it; and (b) Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.
“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York, New York and, if the applicable Business Day relates to any determination of SOFR or Term SOFR or any calculations or notices by reference to SOFR, or Term SOFR, shall exclude Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Calculation Date” means the Closing Date and each Monthly Date.
“Calculation Period” means (i) the period beginning on (and including) the Closing Date and ending on (but excluding) the next succeeding Calculation Date and (ii) each period thereafter beginning on (and including) a Calculation Date and ending on (but excluding) the next succeeding Calculation Date.
“Canadian AML Acts” means applicable Canadian law regarding anti-money laundering, antiterrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).
“Change of Control” means (a) ~~as applied to Parent, that, during any period of twelve consecutive calendar months, any Person or “Group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding (A) any employee benefit or stock ownership plans of Parent, and (B) members of the Board of Directors and executive officers of Parent as of the date of the most recent amendment hereto, members of the immediate families of such members and executive officers, and family trusts and partnerships established by or for the benefit of any of the foregoing individuals) shall have acquired more than 50% of the outstanding voting Equity Interests of Parent, except that Parent’s purchase of its common stock outstanding on the date hereof which results in one or more of Parent’s shareholders of record as of the date of this Agreement controlling more than 50% of the outstanding voting Equity Interests of Parent~~any person or group of persons acting in concert acquires (either directly or indirectly) 30% or more of the voting shares of the Parent and such person or group of persons is the largest direct or indirect holder of voting shares of the Parent, but a Permitted Holdco Reorganisation shall not constitute ~~an acquisition hereunder, or (b) except as permitted by Section 17.9(b),~~a Change of Control, or (b) Parent ceases to own, directly or indirectly, a majority of the outstanding voting Equity Interests of any ~~other WestRock Party; provided, however, that a Change of Control that would otherwise occur pursuant to clause (a) of this definition as the result of an acquisition of more than 50% of the outstanding voting Equity Interests of Parent shall not be deemed to occur until the date that is 120 days following such acquisition in the event that the long term unsecured senior debt ratings assigned to the surviving entity by S&P and Moody’s are at least “BB” and “Ba2”, respectively; and provided, further, the Permitted Transaction shall not be or be deemed to be a Change of Control.~~Seller.

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~~“Clawback” has the meaning set forth in Clause 13.4.~~
“Closing Date” means September 11, 2023.
“Collateral” has the meaning set forth in Clause 21.1.
“Collections Account” means the account of Servicer at Wells Fargo Bank, N.A. set forth on Schedule 7 and any additional or replacement accounts notified by Seller’s Agent to Purchaser and subject to a Control Agreement.
“Commitment” means the lesser of $700,000,000 and the sum of the Eligible Obligor Limits of all Eligible Obligor Groups, subject to adjustment as provided in Clause 7.3 and Clause 17.9 and in the definition of Eligible Obligor Limit. If the Commitment is reduced as a result of any reduction of an Eligible Obligor Limit or the termination of an Eligible Participant as provided for in Clause 17.9, on each Monthly Date occurring on or after such reduction, Servicer shall, as required under Clause 6.3(a) (and without duplicating such requirement), distribute funds from the Collection Account to the Purchaser until any excess of the Purchaser Amount Balance over the Commitment is reduced to zero.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “Calculation Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Purchaser decides, in consultation with the Sellers Agent, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Purchaser in a manner substantially consistent with market practice (or, if the Purchaser decides that adoption of any portion of such market practice is not administratively feasible or if the Purchaser determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Purchaser decides, in consultation with the Sellers Agent, is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Contract” means a contract concluded between a Seller and a Debtor governing the terms and conditions pursuant to which goods are sold by such Seller to such Debtor and a Receivable arises.
“Control Agreement” means that certain Amended and Restated Deposit Account Control Agreement dated as of September 25, 2018, by and among Servicer, Purchaser and Wells Fargo Bank, N.A. and all other deposit account control agreements in form and substance reasonably satisfactory to Purchaser entered into with respect to any Collections Accounts.
“Credit Default Certification” has the meaning set forth in Clause 7.2.

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“Debtor” means an obligor (other than a party hereto) which owes a payment obligation to a Seller (and, after giving effect to sales under this Agreement, to Purchaser) in respect of any Acquired Eligible Receivable, including any person who or which is under an obligation to make a payment to a Seller (and, after giving effect to sales under this Agreement, to Purchaser) under any Contract relating to such Acquired Eligible Receivable.
“Defaulted Receivables” has the meaning set forth in Clause 7.3.
“Defaulted Receivables Event” has the meaning set forth in Clause 7.3.
“Dilution” means the aggregate amount of price adjustments, counterclaims, deductions (including in respect of Taxes), set-offs, refunds, rebates or other credits against Acquired Eligible Receivables and other adjustments or allowances in respect of any Acquired Eligible Receivables asserted by a Debtor (without regard to the validity of such assertion unless such Debtor is in collusion with the Purchaser or its assignee); provided, however, for the avoidance of doubt, that any price adjustment, counterclaim, deduction, set-off, refund, rebate or other credit paid directly by the Sellers and which does not reduce the payment of any Acquired Eligible Receivables shall not be included for purposes of this definition.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligibility Criteria” means the criteria set forth in Part 2 of Schedule 3.
“Eligible Obligor” means an obligor listed on Part 1 of Schedule 3 hereto; provided that an Eligible Obligor (x) which is Insolvent or the Eligible Obligor Parent of which is Insolvent or (y) as to which a Defaulted Receivables Event shall have occurred shall cease to be an Eligible Obligor from and after the date the condition in clause (x) or (y) is satisfied; provided, further, that on any date after the Closing Date, upon the written consent (at each party’s sole discretion) of the Sellers, the Sellers Agent ~~and~~, the Servicer, the Guarantor and the Purchaser, Part 1 of Schedule 3 hereto may be revised and supplemented to add or delete obligors, together with such other changes as the parties may agree (it being understood that any such addition of Eligible Obligors shall be effective as of the first Monthly Date occurring on or after the date of such addition).
“Eligible Obligor Group” has the meaning set forth in Part 1 of Schedule 3; provided that any Eligible Obligor Group that ceases to include any Eligible Obligors or with respect to which a Defaulted Receivables Event occurs shall cease to be an Eligible Obligor Group hereunder.

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“Eligible Obligor Limit” means, with respect to each Eligible Obligor Group, the limit set forth in the table on Part 1 of Schedule 3; provided that if an Eligible Participant shall deliver to the Purchaser 45 days’ prior written notice that the Eligible Obligor Limit of any Eligible Obligor Group should be reduced to zero, then the Purchaser shall promptly (but in any event within one (1) Business Day following receipt) deliver a copy of such notice to the Sellers Agent and the Eligible Obligor Limit for such Eligible Obligor Group shall be reduced (i) on the date such notice is delivered, to the then outstanding principal amount of the Acquired Eligible Receivables due from such Eligible Obligor Group on the date such notice is delivered and (ii) on the first Monthly Date which falls 45 days or more after the date such notice is delivered, to zero; provided, further that if the Purchaser shall deliver to the Sellers Agent 45 days’ prior written notice that the Eligible Obligor Limit of any Eligible Obligor Group should be reduced to zero, the Eligible Obligor Limit for such Eligible Obligor Group shall be reduced (i) on the date such notice is delivered, to the then outstanding principal amount of the Acquired Eligible Receivables due from such Eligible Obligor Group on the date such notice is delivered and (ii) on the first Monthly Date which falls 45 days or more after the date such notice is delivered, to zero.
“Eligible Obligor Parent” has the meaning set forth in Part 1 of Schedule 3.
“Eligible Participant” means the institutions listed in the Participation Letter, and their affiliates, together with such institutions designated in writing to the Purchaser from time to time by the Sellers Agent.
“Eligible Receivable” means a Receivable that meets all of the Eligibility Criteria.
“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Seller or the Parent within the meaning of Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor Person) from time to time.

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“Executive Officer” shall mean with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).
“Executive Order” means Executive Order No. 13224 on Terrorist Financing: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued 23 September 2001, as amended by Executive Order 13268.
“Excluded Seller” has the meaning set forth in Clause 17.9(b).
“Exclusion Effective Date” has the meaning set forth in Clause 17.9(b).
“Face Amount” means, with respect to any Receivable at any given time, the amount outstanding in respect of such Receivable at such time (which, to the extent capable of being calculated at the time the Receivable is sold to Purchaser hereunder, shall be calculated taking into account, and after giving effect to, any volume discounts that may be taken by the applicable Debtor with respect to such Receivable).
“Federal Funds Effective Rate” means, for any date of determination, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Purchaser from three federal funds brokers of recognized standing selected by it; provided that if the applicable average as so determined is less than zero, the Federal Funds Effective Rate for purposes of this Agreement and the other Transaction Documents shall be deemed to be zero.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means that certain fee letter agreement dated the Closing Date between Sellers Agent and Purchaser.
“Floor” means 0.00%.
“Funding Date” means (i) the Closing Date and (ii) and any Additional Funding Date.
“Funding Notice” has the meaning set forth in Clause 3.2.
“GAAP” means generally accepted accounting principles as applied in the United States from time to time.
“Goods” means any products or any other goods that are the subject of any of the Contracts and that give rise to any Receivables.

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“Governmental Entity” means any governmental agency, authority, instrumentality or body.
“Guarantee” has the meaning set forth in Clause 13.1(b).
“Guaranteed Obligations” has the meaning set forth in Clause 13.1(a).
“Guarantor” has the meaning set forth in the introductory paragraph of this Agreement.
“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
“Initial Funding Amount” has the meaning set forth in Clause 3.1(a).
“Insolvent” means with respect to any Person that (1) a Bankruptcy has occurred with respect to such Person or (2) a default in respect of indebtedness of such Person for money borrowed in an amount equal to or greater than $50,000,000 has occurred which would allow such indebtedness to be accelerated.
“Irish Companies Act” means the Companies Act 2014 of Ireland (as amended).
“Material Subsidiary” means a Subsidiary of the Parent whose unconsolidated earnings before interest, tax, depreciation and amortization (calculated on the same basis as Adjusted EBITDA) represents 5% or more of Adjusted EBITDA reported in the latest annual financial statements. Compliance shall be determined by the Parent or the WestRock Parties on an annual basis by reference to latest annual financial statements and the most recent annual financial results of the related Subsidiary.
“Monthly Date” means the last Business Day of each calendar month.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Notification Event” means any of the events mentioned in Schedule 2.
~~“OFAC” has the meaning set forth in Clause 10.1(i).~~
“Outstanding Acquired Eligible Receivables” means, as of any date, the Acquired Eligible Receivables as of such date that have a positive Face Amount.
“Parent” means ~~initially, WestRock Company, a Delaware corporation, and from and after the occurrence of the Permitted Transaction, the parent entity resulting from the Permitted Transaction.~~(i) from the Amendment Closing Date, the Guarantor (ii) from the date of any Permitted Holdco Reorganisation, the relevant Replacement Parent.
“Participant” has the meaning set forth in Clause 17.9.

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“Participation Letter” means that certain letter agreement dated as of the Closing Date, among Servicer, Sellers Agent and Purchaser specifying the Eligible Participants and certain terms of such participation, as the same may be amended, restated or otherwise modified from time to time.
“Patriot Act” means the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Permitted Holdco Reorganisation” means a transaction pursuant to which the Parent at such time (the “Existing Parent”) becomes a direct or indirect wholly-owned subsidiary of another person, and such other person (the “Replacement Parent”) is designated by the Sellers or the Servicer in writing to the Purchaser as such, provided that:
(a)    the beneficial owners of the voting stock of the Replacement Parent immediately following that transaction are substantially the same as the holders of the voting stock of the Existing Parent immediately prior to that transaction and such that no Change of Control has occurred; and
(b)    the Replacement Parent is (or becomes as soon as reasonably practicable and in any event within five (5) Business Days of being designated as the Replacement Parent) a guarantor under the Guarantee.
A Permitted Holdco Reorganisation may take place at any time and there shall be no limit to the number of Permitted Holdco Reorganisations during the term of this Agreement.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one Business Day from the date of acquisition thereof;
(b)    investments in commercial paper maturing within one Business Day from the date of acquisition thereof and having, at such date of acquisition, P1 and A1 from Moody’s and S&P, respectively;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within one Business Day from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

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(d)    fully collateralized repurchase agreements with a term of not more than one Business Day for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.
 ~~“Permitted Transaction” means the acquisition, merger or other business combination between WestRock Company or a Subsidiary thereof and Smurfit Kappa Group plc or a Subsidiary thereof or any transaction related thereto or as a result thereof.~~
“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, association, Governmental Entity or other entity.
“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the WestRock Parties or any of their respective ERISA Affiliates is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Portfolio Report” means a report updated on a daily basis with respect to the Acquired Eligible Receivables in a form attached hereto as Schedule 5 and which shall include the Amount on Deposit in the Collections Account.
“Potential Notification Event” means the occurrence of any event which, with the giving of notice or lapse of time or both would, or would reasonably be expected to, become a Notification Event.
“Prime Rate” means, for any date of determination, the rate of interest per annum published on such date in the Wall Street Journal as the “prime rate” and, if the Wall Street Journal does not publish such rate on such date, then the term “Prime Rate” shall mean the average of the prime interest rates which are announced, from time to time, by the three (3) largest banks (by assets) headquartered in the United States which publish a prime, base or reference rate, in any case not to exceed the maximum rate permitted by law; provided that if the rate as so determined is less than zero, the Prime Rate for purposes of this Agreement and the other Transaction Documents shall be deemed to be zero.
“Prohibited Payment” means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, any political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any applicable law or regulation.
“Publicly Available Information” means information that reasonably confirms any of the facts relevant to the determination that an Eligible Obligor is Insolvent, and which (i) has been published in or on at least one of the main sources of business news in the country in which the Eligible Obligor is organized and any other internationally recognized published or electronically displayed news sources; (ii) is information received from or published by or on

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behalf of (A) the Eligible Obligor, or (B) a trustee, fiscal agent, administrative agent, clearing agent, paying agent, facility agent or agent bank for ~~Indebtedness~~indebtedness of such Eligible Obligor; or (iii) is information contained in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body.
“Purchase Date” means the Closing Date and any Additional Purchase Date.
“Purchase Price” means the purchase price payable pursuant to Clauses 3.1(a), (b) and (c) in respect of any Acquired Eligible Receivables.
“Purchase Price Adjustment” has the meaning set forth in Clause 4.1.
“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.
“Purchaser Amount Balance” means, as of any date of determination, the net of: (i) the Initial Funding Amount, plus (ii) the cumulative Additional Funding Amounts, if any, paid by Purchaser pursuant to Clause 3.2 after the Closing Date through such date of determination, minus (iii) the cumulative amounts distributed to Purchaser pursuant to Clause 6.3 after the Closing Date through such date of determination, minus (iv) the cumulative amount of Defaulted Receivables after the Closing Date through such date of determination.
“Purchaser’s Account” means the account specified as Purchaser’s Account in Schedule 4 or such other account as Purchaser may designate to Seller in writing.
“Rabobank” has the meaning set forth in the introductory paragraph of this Agreement.
“Receivable” means a Debtor’s payment obligation to a Seller (and, after giving effect to sales under this Agreement, to Purchaser) in connection with an invoice issued by such Seller to such Debtor evidencing the sale of Goods by such Seller to such Debtor (including, if applicable, any state and local taxes and similar amounts payable by the Debtor together with the purchase price).
“Related Contract Rights” means in relation to any Receivable, to the extent not prohibited by the relevant Contract (which prohibition is not superseded under applicable law), any rights under or relating to the Contract to the extent necessary to enforce collection of the Receivable.
“Related Rights” means, with respect to any Receivable, to the extent not prohibited by the relevant Contract (which prohibition is not superseded under applicable law):
(a)    all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

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(b)    all guarantees, insurance (but only to the extent such insurance relates solely to Receivables that are of the type that will be sold hereunder) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Replacement Parent” has the meaning given to such term in the definition of Permitted Holdco Reorganisation.
“Reporting Date” means, with respect to any Calculation Date, the second Business Day preceding such Calculation Date.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Party” means a person that is listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on the Specially Designated Nationals and Blocked Persons list maintained by the US Department of the Treasury Office of Foreign Assets Control, the Consolidated List of Financial Sanctions Targets maintained by His Majesty’s Treasury, or any similar list maintained by, or public announcement of sanctions designation made by, any Sanctions Authority.
“S&P” means S&P Global Ratings, comprised of (i) a separately identifiable business unit within Standard & Poor’s Financial Services LLC, a Delaware limited liability company wholly-owned by S&P Global Inc. (“SPGI”), and (ii) the credit ratings business operated by various other subsidiaries that are wholly-owned, directly or indirectly, by SPGI, and any successor thereto.
“Sanctions” means any Sanctions Laws and Anti-Money Laundering Laws.
“Sanctions Authorities” means: (a) the United States; (b) the United Nations; (c) the European Union; (d) the United Kingdom; (e) Canada; or (f) the respective governmental and official institutions and agencies of any of the foregoing, including, without limitation, the US Department of the Treasury Office of Foreign Assets Control, the United States Department of State, His Majesty’s Treasury and Global Affairs Canada.
“Sanctions Laws” means: (a) the Executive Order; (b) the International Emergency Economic Powers Act (50 USC. §§ 1701 et seq.); (c) the Trading with the Enemy Act (50 USC. App. §§ 1 et seq.); (d) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act; (e) any other law or regulation promulgated from time to time and administered by the US Department of the Treasury Office of Foreign Assets Control, or the US State Department or the US Department of Commerce, or any similar law enacted in the

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United States after the date of this Agreement; or (f) any other trade, economic or financial sanctions laws, regulations, embargos, rules or restrictive measures administered, enacted or enforced by any Sanctions Authority including (without limitation) those relating to restrictive measures against specific countries or territories, including (without limitation) Donetsk, Luhansk, Crimea, Cuba, Iran, Syria, Sudan, Burma (Myanmar), North Korea and Libya.
~~“Sanctioned Entity” means (i) a country or a government of a country, (ii) an agency of the government of a country, (ii) an organization directly or indirectly controlled by a country or its government, or (iv) a person or entity resident in or determined to be resident in a country, that is subject to Sanctions.~~
~~“Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals maintained by OFAC, (ii) any Person operating, organized or resident in a Sanctioned Entity or (iii) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (i) or (ii).~~
~~“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State, (ii) the Canadian government, (ii) the United Nations Security Council, (iv) the European Union or (v) His Majesty’s Treasury of the United Kingdom.~~
“Secured Obligations” means (a) the due and punctual payment by the Sellers of all of their respective obligations to the Purchaser under the Control Agreement or this Agreement, including obligations to pay the Purchase Price Adjustments, any amounts re-characterized as a principal advance made by Purchaser to such Seller under this Agreement (notwithstanding the intent of the parties thereto that the sale, transfer, assignment and conveyance of the Receivables contemplated by this Agreement shall constitute a sale of such Receivables from each Seller to Purchaser and not a financing transaction), the amount required to be deposited into or distributed to Purchaser from the Collections Account, fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of each Seller under or pursuant to the Control Agreement or this Agreement.
“Security Interest” means any pledge, charge, lien, assignment by way of security, retention of title and any other encumbrance or security interest whatsoever created or arising under any relevant law, as well as any other agreement or arrangement having the effect of or performing the economic function of conferring security howsoever created or arising.
“Seller” has the meaning set forth in the introductory paragraph of this Agreement.

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“Seller’s Account” means the account of Sellers (if any) specified as Seller’s Account in Schedule 4, or such other account of Sellers as Sellers Agent may designate to Purchaser in writing.
“Sellers Agent” has the meaning set forth in the introductory paragraph of this Agreement.
“Servicer” has the meaning set forth in the introductory paragraph of this Agreement.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Specified Payment Date” means, in relation to a Receivable, the fixed date upon which such Receivable is due for payment as specified (as of the date of acquisition of such Receivable by Purchaser hereunder) in the relevant Contract or invoice under which the obligation to make payment arises.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
“Substitute Funding ~~Notice~~Amount” has the meaning set forth in Clause 3.2(c).
“Substitute ~~Payment Amount~~Funding Notice” has the meaning set forth in Clause 3.2(c).
“Tax” means any present or future tax, impost, duty, levy, withholding, or charges of a similar nature payable to or imposed by any Governmental Entity, including any sales, use, excise or similar taxes (together with any related penalties, fines, surcharges and interest).
“Tax Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.
“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Calculation Period on the day (such day, the “Periodic Term SOFR Determination Date”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Calculation Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to

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the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Date for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Date; provided, further, that if the length of a Calculation Period is less than one month, the Term SOFR Reference Rate for a tenor of one month shall be applied.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Purchaser in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Transaction Documents” means this Agreement, the Participation Letter, the Control Agreement, and the Fee Letter.
“Transactions” mean the transactions contemplated by this Agreement.
“Transfer Conditions” means the satisfaction in the reasonable judgment of Purchaser of each of following:
(i)    no Notification Event has occurred which has not been cured or waived;
(ii)    no Potential Notification Event has occurred which has not been cured or waived; and
(iii)    the Acquisition Period has not been terminated.
“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unused Fee” has the meaning set forth in Clause 4.3.

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“Unused Fee Rate” means, with respect to any Calculation Period, (i) if the daily average Purchaser Amount Balance during such Calculation Period is less than or equal to 75% of the daily average aggregate Commitment during such Calculation Period, 0.25% per annum or (ii) if the daily average Purchaser Amount Balance during such Calculation Period is greater than 75% of the daily average aggregate Commitment during such Calculation Period, 0.15% per annum.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“WestRock Parties” means, collectively, (i) the Sellers, (ii) Sellers Agent, (iii) Servicer and (iv) the ~~Guarantors~~Guarantor.
~~“WestRock Entities” means, collectively, (i) the WestRock Parties and (ii) any of their respective Affiliates.~~
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2.    Construction.~~1.2.    Construction.~~  Except where the context otherwise requires: all references to an Eligible Receivable shall include the proceeds thereof and its Related Contract Rights (if any).
1.3.    Interpretation.
(a)    The headings, sub-headings and table of contents in this Agreement shall not affect its interpretation. References in this Agreement to Clauses and Schedules shall, unless the context otherwise requires, be references to Clauses of, and Schedules to, this Agreement.
(b)    Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other genders and words denoting persons shall include firms and corporations and vice versa.
(c)    References to a Person are also to its permitted successors or assigns.

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(d)    References in this Agreement to any agreement or other document shall be deemed also to refer to such agreement or document as amended or varied or novated from time to time.
(e)    References to an amendment include a supplement, novation, restatement or re-enactment and amend and amended (or any of their derivative forms) will be construed accordingly.
(f)    Reference to a time of day is a reference to New York City time.
(g)    “Include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”
(h)    “Hereof”, “hereto”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.
(i)    References to a “writing” or “written” include any text transmitted or made available on paper or through electronic means.
(j)    References to “$”, U.S. Dollars or otherwise to dollar amounts refer to the lawful currency of the United States.
(k)    References to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the Closing Date.
(l)    Any Receivable generated by a Seller after 5:00 p.m. on any day shall be deemed to have been generated on the next day.
(m)    All calculations of amounts hereunder on any date shall be made after giving effect to Clause 7.3 (other than calculations contained within Clause 7.3 itself).
(n)    Any accounting terms or financial term shall, unless otherwise indicated, be construed in accordance with the Accounting Principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.
2.    CONDITIONS PRECEDENT
2.1.    Conditions to Effectiveness.
The effectiveness of this Agreement is subject to the satisfaction of the following conditions on the date hereof:
(a)    each of the representations and warranties of Sellers set forth herein shall be true and correct in all material respects (except to the extent that any such representation or warranty is

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qualified by materiality, in which case such representation and warranty shall be true and correct) as of such date;
(b)    the Transfer Conditions are satisfied as of such date; and
(c)    the documents listed in Schedule 1 shall have been delivered to Purchaser in form and substance reasonably satisfactory to Purchaser.
3.    SALE AND PURCHASE
3.1.    Sale and Purchase on the Closing Date.
(a)    Subject to the terms and conditions hereof, on the Closing Date, the Sellers shall sell to Purchaser, and Purchaser shall purchase from the Sellers, all of each Seller’s right, title and interest in and to the Eligible Receivables specified on the Closing Date Portfolio Report in the order of priority set forth in Clause 3.1(d) below until the sale of the next such Eligible Receivable shall cause the aggregate Face Amount of the Outstanding Acquired Eligible Receivables to exceed the Commitment as of the Closing Date. The Purchase Price for the Eligible Receivables acquired on the Closing Date shall be the aggregate Face Amount thereof (the “Initial Funding Amount”). The Initial Funding Amount shall be paid as provided in Clause 3.3(b) below.
(b)    On each Additional Purchase Date, at 5:00 p.m., the Sellers shall sell to Purchaser, and Purchaser shall purchase from the Sellers, each Eligible Receivable available and owned by a Seller at such time in the order of priority set forth in Clause 3.1(d) below until the sale of the next such Eligible Receivable would cause (x) the aggregate Purchase Prices of all Eligible Receivables acquired on such Additional Purchase Date pursuant to this Clause 3.1(b) to exceed an amount equal to the Amount on Deposit in the Collections Account (plus any amount deposited by Purchaser into the Seller’s Account on such Additional Purchase Date in accordance with Clause 3.2), (y) the aggregate Face Amount of the Outstanding Acquired Eligible Receivables to exceed the Commitment as of such Additional Purchase Date, or (z) the aggregate Face Amount of the Outstanding Acquired Eligible Receivables with respect to any Eligible Obligor Group to exceed the Eligible Obligor Limit applicable to such Eligible Obligor Group (it being understood that this clause (z) shall not prevent the sale of Eligible Receivables of Eligible Obligors in other Eligible Obligor Groups to the extent otherwise permitted under clauses (x) and (y)). The Purchase Price for each Eligible Receivable acquired on an Additional Purchase Date pursuant to this Clause 3.1(b) shall be the Face Amount thereof and shall be paid (i) first, from any amount deposited by Purchaser into Seller’s Account on such Additional Purchase Date in accordance with Clause 3.2 and (ii) second, from available Amounts on Deposit in the Collections Account as provided in Clause 6.3(a) (it being understood that such Eligible Receivables purchased using Amounts on Deposit in the Collections Account shall be sold on such Additional Purchase Date irrespective of whether Servicer distributes the Purchase Prices therefor from the Collections Accounts on such date).
(c)    In addition to the foregoing, but only after giving effect to Clause 3.1(b), at 5:00 p.m. on each Additional Purchase Date, if any Seller owes any amount to Purchaser pursuant to Clause 7

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(Repurchase of Receivables; Defaulted Receivables) or 8 (Dilutions) (including with respect to any Defaulted Receivable), such Seller shall sell to Purchaser, and Purchaser shall purchase from such Seller, each Eligible Receivable available and owned by such Seller at such time in the order of priority set forth in Clause 3.1(d) below until the sale of the next such Eligible Receivable from such Seller that would cause (x) the aggregate Purchase Prices of all such Eligible Receivables acquired on such Additional Purchase Date pursuant to this Clause 3.1(c) to exceed the amount owing by such Seller on such date under Clauses 7 and 8, (y) the aggregate Face Amount of the Outstanding Acquired Eligible Receivables to exceed the Commitment as of such Additional Purchase Date or (z) the aggregate Face Amount of the Outstanding Acquired Eligible Receivables with respect to any Eligible Obligor to exceed the Eligible Obligor Limit applicable to such Eligible Obligor (it being understood that this clause (z) shall not prevent the sale of Eligible Receivables of Eligible Obligors in other Eligible Obligor Groups to the extent otherwise permitted under clauses (x) and (y)). The Purchase Price for each Eligible Receivable acquired on each Additional Purchase Date pursuant to this Clause 3.1(c) shall be the Face Amount thereof and shall be deemed paid by way of a set-off against, and in satisfaction of, the corresponding amount owing by the related Seller pursuant to Clause 7 or 8 on such Additional Purchase Date.
(d)    The Eligible Receivables to be sold on each Additional Purchase Date pursuant to Clauses 3.1(a), 3.1(b) or 3.1(c), respectively, shall be sold by Sellers in the following order of priority: (i) Eligible Receivables shall be sold, assigned and purchased in the order of the date on which they were generated (i.e., on first-in, first-out basis), and (ii) in the case of Eligible Receivables that are generated on the same day, such Eligible Receivables shall be sold, assigned and purchased in descending order of the Face Amount thereof, with the Eligible Receivable with the highest Face Amount being sold first and the Eligible Receivable with the lowest Face Amount being sold last; provided, that for purposes of determining the priority of Eligible Receivables to be sold in accordance with this Clause 3.1(d), any Eligible Receivable not permitted to be purchased as the result of applicable Eligible Obligor Limits as provided in subclause (z) of each of Clauses 3.1(a), 3.1(b) and 3.1(c) shall be disregarded, and the determination of priority shall continue on to the next Eligible Receivable (if any) permitted to be purchased under such subclause (z).
(e)    For the avoidance of doubt, each subsequent sale and purchase of Receivables in accordance with the procedures set forth in Clauses 3.1(b) and 3.1(c) shall continue without further action by the parties, in the order of priorities set forth in Clause 3.1(d), until the Acquisition Period Termination Date.
~~(f)    Notwithstanding any other provision of this Agreement to the contrary, the Sellers will only sell, and the Purchaser will only purchase, Eligible Receivables due from International Paper Obligors to the extent, if any, that the aggregate Face Amount of such Eligible Receivables exceeds the aggregate outstanding principal amount of the accounts payable by the WestRock Entities to the International Paper Obligors.~~

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3.2.    Additional Funding of Purchase Price.
(a)    If the Purchaser Amount Balance as of any Calculation Date occurring during the Acquisition Period (after giving effect to any distributions pursuant to Clause 6.3 on such Calculation Date) is less than the Commitment as of such Calculation Date (after giving effect to any reductions thereof on such Calculation Date) and the Amounts on Deposit in the Collections Account as of such Calculation Date (excluding any Additional Funding Amount requested with respect to such Calculation Date) would be insufficient to allow Purchaser to purchase all of the Eligible Receivables that would otherwise be subject to purchase in accordance with Clause 3.1(b) and Clause 3.1(c) on such Calculation Date but for such insufficiency, then, so long as the Transfer Conditions are satisfied, Sellers Agent may, by written notice to Purchaser (each a “Funding Notice”) delivered no later than 11:00 a.m. on the second Business Day prior to such Calculation Date (each such Calculation Date as to which such a request is received being referred to herein as an “Additional Funding Date”), request that Purchaser fund an aggregate amount of additional Purchase Price (an “Additional Funding Amount”) not to exceed the least of (x) such insufficiency, (y) the maximum amount which, when added to the then-outstanding Purchaser Amount Balance, would not exceed the then-applicable Commitment or (z) the maximum amount which, giving effect to the Eligible Obligor Limits and the identities of the Eligible Obligor Groups with respect to the Eligible Receivable available for sale and owned by a Seller at such time, could be applied to the Purchase Price of Eligible Receivables on such date. Upon receipt of such Funding Notice, subject to the terms and conditions hereof, Purchaser shall deposit the Additional Funding Amount on the applicable Additional Funding Date as provided in Clause 3.2(b) below; provided that, if the Sellers Agent shall designate an Additional Reporting Date with respect to any Calculation Date as to which it has delivered a Funding Notice, then the Sellers Agent shall deliver an updated Funding Notice with an updated Additional Funding Amount no later than 11:00 a.m. on such Additional Reporting Date, which such updated Funding Notice shall be substituted for the previously delivered Funding Notice.
(b)    Subject to satisfaction of the Transfer Conditions as of such Additional Funding Date, Purchaser shall deposit the applicable Additional Funding Amount into the Seller’s Account (or, if no Seller’s Account has been designated, into the Collections Account) in accordance with Clause 3.3 below to be applied to the purchase of Eligible Receivables as provided in Clause 3.1(b); provided, that (i) if the Additional Funding Amount deposited in the Seller’s Account exceeds the amount of Eligible Receivables to be purchased on such Additional Funding Date pursuant to Clause 3.1(b), Sellers Agent shall deposit such excess into the Collections Account no later than the next succeeding Business Day; (ii) if the Commitment hereunder is reduced after the delivery of a Funding Notice but on or prior to the funding of the Additional Funding Amount on the Additional Funding Date for such Funding Notice, and the Purchaser Amount Balance would, after giving effect to the funding of the applicable Additional Funding Amount, exceed the Commitment as so reduced, the Additional Funding Amount shall be adjusted to eliminate any such excess, and (iii) if a Participant fails to fund its share in accordance with its participation agreement of the Additional Funding Amount to be paid on such Additional Funding Date (such a Participant, a “Defaulting Participant”), then, without duplication of any adjustment under clause (ii) above, the Additional Funding Amount payable by Purchaser on

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such Additional Funding Date shall be reduced by the amount such Participant failed to fund with respect to such Additional Funding Date.
(c)    In the event that the Additional Funding Amount payable on an Additional Funding Date is reduced pursuant to the third proviso to Clause 3.2(b) because of a Defaulting Participant, then Sellers Agent may deliver to Purchaser an additional Funding Notice (a “Substitute Funding Notice”) no later than ~~11:00am~~11:00 a.m. on next Business Day succeeding such Additional Funding Date requesting that Purchaser fund a further aggregate amount of additional Purchase Price (a “Substitute Funding Amount”) not to exceed the lesser of (x) the amount the Defaulting Participant failed to fund on such Additional Funding Date and (y) the excess (if any) of the Commitment (disregarding any portion thereof attributable to the remaining unfunded portion of the applicable Defaulting Participant’s maximum aggregate participation amount under its participation agreement) over the Purchaser Amount Balance (after giving effect to the payment of the Additional Funding Amount on such Additional Funding Date). The Additional Funding Date applicable to such Substitute Funding Notice shall be the third Business Day following the Additional Funding Date on which the applicable payment failure occurred, and all other terms and conditions of Clauses 3.2(a) and 3.2(b) shall apply, mutatis mutandis, to such Substitute Funding Notice and the payment to Sellers of the Substitute Funding Amount; provided, that unless otherwise agreed by Purchaser and Sellers Agent, the applicable Defaulting Participant shall not fund any such Substitute Funding Amount, and the third proviso to Clause 3.2(b) shall not apply to any failure by such Defaulting Participant to fund any portion of such Substitute Funding Amount.
3.3.    Closings.
(a)    Subject to the terms and conditions of this Agreement, each closing with respect to an Additional Funding Amount shall take place no later than 5:00 p.m. on the applicable Additional Funding Date.
(b)    On the Closing Date, subject to the terms and conditions of this Agreement, Purchaser shall pay to Sellers Agent by 5:00 p.m. an amount equal to the Initial Funding Amount by wire transfer of immediately available funds to the Seller’s Account (or, if no Seller’s Account has been designated as of the Closing Date, to the Collections Account).
(c)    On each Additional Funding Date, Purchaser shall pay to Sellers Agent by 5:00 p.m. an amount equal to the Additional Funding Amount for such Funding Date (as such Additional Funding Amount may be adjusted in accordance with Clause 3.2) by wire transfer of immediately available funds to the Seller’s Account (or, if no Seller’s Account has been designated as of such Additional Funding Date, to the Collections Account).
3.4.    Eligible Receivable Rights.
The sale of the Eligible Receivables shall include, and, following such sale, Purchaser shall be fully entitled to:

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(a)    all rights, title, benefit and interest in and to the Eligible Receivables and the proceeds thereof;
(b)    all Related Rights with respect to the Eligible Receivables; and
(c)    all Related Contract Rights with respect to the Eligible Receivables.
For the avoidance of doubt, (x) the purchase of the Acquired Eligible Receivables on the Closing Date that are paid on the Closing Date shall include all such amounts paid in respect of such Acquired Eligible Receivables whether or not such amounts were paid before or after the consummation of the Transactions on the Closing Date and (y) the purchase of the Added Eligible Obligor Receivables on any Additional Eligible Obligor Date that are paid on such date shall include all such amounts paid in respect of such Acquired Eligible Receivables whether or not such amounts were paid before or after the consummation of the Transactions on such date.
3.5.    No Obligations Transferred.
Notwithstanding anything to the contrary contained in this Agreement, (a) the sale, transfer, assignment and conveyance to Purchaser of any interest in Acquired Eligible Receivables pursuant to this Agreement shall not in any way subject Purchaser to, or transfer, affect or modify, any obligation or liability of any Seller under, the applicable Contract and (b) Purchaser expressly does not assume or agree to become responsible for any obligation or liability of any Seller whatsoever.
3.6.    True Sale.
It is the intention of the parties hereto that the sale, transfer, assignment and conveyance of the Eligible Receivables contemplated by this Agreement shall constitute a sale of such Eligible Receivables from the applicable Seller to Purchaser and not a financing transaction, borrowing or loan. Accordingly, each Seller will treat (including in its financial statements) the sale, transfer, assignment and conveyance of such Eligible Receivables as a sale of an “account” in accordance with the UCC. Each Seller hereby authorizes Purchaser to file such financing statements (and continuation statements with respect to such financing statements when applicable) naming such Seller as seller and Purchaser as purchaser of such Eligible Receivables as may be necessary to perfect such sale. If, notwithstanding the intent of the parties hereto in this regard, the sale, transfer, assignment and conveyance of the Eligible Receivables contemplated hereby is held not to be a sale, each Seller shall be jointly and severally obligated for the obligations of each other Seller or Sellers hereunder and each Seller does hereby grant a first priority security interest in and to all Acquired Eligible Receivables, the Collections Account and all amounts on deposit therein or credited thereto and any “proceeds” thereof (as such term is defined in the UCC) (including all Related Rights and Related Contract Rights), for the benefit of Purchaser to secure payment to Purchaser (including any amounts payable to Purchaser via each Seller’s obligation to deposit amounts into the Collections Account) of all amounts payable hereunder by such Seller and each other Seller including the Purchaser Amount Balance, the Purchase Price Adjustments and Administrative Fees, and each Seller does hereby authorize Purchaser to file

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such financing statements (and continuation statements with respect to such financing statements when applicable) as may be necessary to perfect Purchaser’s security interest under the UCC.
3.7.    Change of Control. If there is a Change of Control prior to the Acquisition Period Termination Date: (i) the Servicer shall promptly notify the Purchaser upon becoming aware of that event; (ii) the Purchaser shall not be obliged to fund any Additional Funding Amounts requested under Section 3.2 and (iii) if the Purchaser so requires and notifies the Servicer within 20 Business Days of the Servicer notifying the Purchaser of the event, the Purchaser shall, on the first Monthly Date occurring after at least 60 days’ notice to the Seller and the Servicer, terminate the Acquisition Period and the Commitment to advance Additional Funding Amount.
4.    PURCHASE PRICE ADJUSTMENT; ADMINISTRATIVE FEE
4.1.    Adjustment.~~4.1.    Adjustment.~~  The Sellers, jointly and severally, shall pay to Purchaser, in respect of each Calculation Period, an adjustment (the “Purchase Price Adjustment”) to the Purchase Price to provide Purchaser an acceptable yield on its investment for having paid the Face Amount for the Acquired Eligible Receivables. The Purchase Price Adjustment shall be calculated in accordance with the following formula:
Purchase Price Adjustment = PAB * (ATS + M) * T/360
where:
PAB equals the Purchaser Amount Balance as of the first day of the Calculation Period;
ATS means Adjusted Term SOFR for such Calculation Period;
M refers to 1.10%; and
T equals the number of days in the applicable Calculation Period for which the Purchase Price Adjustment is calculated;
provided, that if any Substitute Funding Amount is advanced on any date which is after the Monthly Date that is the first day of a Calculation Period, then the Sellers shall also pay to the Purchaser as part of the Purchase Price Adjustment for such Calculation Period an amount equal to the product of (x) such Substitute Funding Amount, (y) (Adjusted Term SOFR + M) and (z) the number of days from and including the related advance date to but excluding the following Calculation Date divided by 360.
4.2.    Administrative Fee.
The Sellers, jointly and severally, shall pay to Purchaser, in respect of each Annual Period, an annual administrative fee equal to $100,000.00 (the “Annual Administrative Fee”). In addition, the Sellers, jointly and severally, shall pay to Purchaser, in respect of each Calculation Period, an additional administrative fee (the “Variable Administrative Fee” and, together with the Annual Administrative Fee, the “Administrative Fees”). The Variable Administrative Fee shall be calculated in accordance with the following formula:

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Variable Administrative Fee = PAB*M*T/360
where:
PAB refers to the Purchaser Amount Balance as of the first day of the Calculation Period
M refers to 0.025%
T refers to the number of days in the applicable Calculation Period for which the Variable Administrative Fee is calculated
4.3.    Unused Fee.
The Sellers, jointly and severally, shall pay to Purchaser, in respect of each Calculation Period, an unused fee (the “Unused Fee”) for each day during the related Calculation Period equal to the product of (x) Unused Fee Rate times (y) the excess, if any, of (i) the daily average aggregate Commitment during the related Calculation Period over (ii) the daily average Purchaser Amount Balance during such Calculation Period.
4.4.    Payment of Purchase Price Adjustment, Administrative Fee and Unused Fee.
The Purchase Price Adjustment shall be payable in arrears to Purchaser on each Calculation Date, commencing on September 29, 2023. The Variable Administrative Fee shall be payable in arrears to Purchaser on each Calculation Date, commencing on September 29, 2023. The Unused Fee shall be payable in arrears to Purchaser on each Calculation Date, commencing on September 29, 2023. The Annual Administrative Fee shall be payable in advance to Purchaser on the Monthly Date occurring in September of each calendar year, commencing on September 29, 2023. For the avoidance of doubt, Sellers’ obligation to pay the Purchase Price Adjustment, the Unused Fee and the Administrative Fees is a separate obligation of Sellers and the payment thereof shall not be made from amounts in the Collections Account.
4.5.    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Purchaser and the Sellers Agent may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Clause 4.5(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement (or the Term SOFR Reference Rate), the Purchaser will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

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(c)    Notices; Standards for Decisions and Determinations. The Purchaser will promptly notify the Sellers Agent of the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement or Term SOFR. The Purchaser will promptly notify the Sellers Agent of the removal or reinstatement of any tenor of a Benchmark pursuant to Clause 4.5(d). Any determination, decision or election that may be made by the Purchaser pursuant to this Clause 4.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Clause 4.5.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Purchaser in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Purchaser may modify the definition of “Calculation Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Purchaser may modify the definition of “Calculation Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon Sellers Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, and during such Benchmark Unavailability Period any setting with respect to the Benchmark and subsequent Benchmark settings shall be converted into Base Rate.
(f)    The Purchaser does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Clause 4.5, will be similar to, or produce the

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same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Purchaser and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Sellers. The Purchaser may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Sellers or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
5.    PURCHASE PRICE
5.1.    Taxes.~~5.1.    Taxes.~~  The Purchase Price shall constitute full consideration for any Taxes which any Seller may be liable to account for in respect of the sale of the Acquired Eligible Receivables hereunder and accordingly no Seller shall be entitled to require that any amounts be added to any Purchase Price in respect of any such Taxes. To the extent any Receivable includes an amount of any state and local taxes and similar amounts payable by the Eligible Obligor together with the purchase price, the obligation to remit such state and local taxes shall remain with the applicable Seller and such Seller shall indemnify and hold harmless Purchaser from any such taxes.
6.    COLLECTION AND ADMINISTRATION OF THE COLLECTIONS ACCOUNT
6.1.    Duties Regarding Servicing of the Receivables.
Subject to the transfer of such duties pursuant to Clause 7.1, Servicer shall, at its expense, act as servicer for the Acquired Eligible Receivables. In such capacity, Servicer shall manage, service, administer and make collections on the Acquired Eligible Receivables with reasonable care, using that degree of skill and attention that Servicer exercises with respect to all comparable receivables owned outright by Servicer or its Affiliates. Servicer’s duties shall include collection and posting of all payments and enforcing such claims, responding to inquiries of companies or by Governmental Entities with respect to the Acquired Eligible Receivables, investigating delinquencies, reporting tax information to Debtors in accordance with their Contracts or customary practices, policing the collateral, generating income tax information, and performing the other duties specified herein. Subject to Clauses 7.3, 11 and 12, in exercising its duties hereunder, Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may reasonably deem necessary or desirable. Servicer is acting as such in consideration of the amounts paid to the Sellers by the Purchaser hereunder. At the reasonable request of the Purchaser, the Servicer shall use

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reasonable efforts to provide a list of Debtors by jurisdiction together with the monthly Portfolio Report to the extent the Servicer can accurately provide such list based on its capabilities as of such date and the information in its possession.
6.2.    Payments to Collections Account.
Sellers shall procure within thirty days of the date that any Debtor became an Eligible Obligor that all payments by such Debtors in connection with the Acquired Eligible Receivables shall be made directly into the Collections Account, and until such procuring is completed, if any payment by any Debtors in connection with Acquired Eligible Receivables is received by any Seller or any Affiliate thereof in any other account, Sellers shall cause such payment to be deposited into the Collections Account within two Business Days of discovery of the receipt thereof. If, notwithstanding the foregoing, and after the initial thirty-day period, any payment by any Debtors in connection with Acquired Eligible Receivables is received by any Seller or any Affiliate thereof in any other account, Sellers shall cause such payment to be promptly deposited into the Collections Account and, in any event, within two Business Days of discovery of the receipt thereof. To the extent any Related Right is not assigned hereunder due to any contractual restrictions and any Seller or any Affiliate thereof received any payment thereunder relating to an Acquired Eligible Receivable, Sellers shall cause such payment to be promptly deposited into the Collections Account and, in any event, within two Business Days of discovery of the receipt thereof. For the avoidance of doubt, the obligations of the Sellers under this Clause 6.2 shall be absolute and unconditional, irrespective of any limitation imposed upon any Seller or any Affiliates thereof on distributions from any account into which a payment on an Acquired Eligible Receivable is made.
6.3.    Distribution of the Amount on Deposit in Collections Account.
The parties hereto acknowledge that although maintained in Servicer’s name, the Collections Account is a segregated account maintained by Servicer for the benefit of Purchaser and that Servicer has no right or interest (other than bare legal title) in any amounts on deposit in the Collections Account. In furtherance of the foregoing, Servicer agrees that it shall hold all funds in the Collections Account in trust for Purchaser and shall not transact any business in or with respect to the Collections Account other than expressly provided herein. Notwithstanding anything herein to the contrary, funds in the Collections Accounts that are not Amounts on Deposit in the Collections Accounts shall be considered to be funds of the Sellers whether or not such funds are actually distributed from the Collections Accounts. In order to facilitate the payments of Purchase Price and to reduce the Purchaser Amount Balance all in accordance with the terms set forth in this Clause 6.3 and Clause 7.3 below, Purchaser hereby and pursuant to the terms of the Control Agreement authorizes Servicer (until the delivery of an Access Termination Notice) to effect distributions from the Collections Account strictly in accordance with Clauses 6.3 and 7.3.
(a)    During the Acquisition Period. Subject to Clause 7.3, prior to the end of the Acquisition Period:

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(i)    on any Business Day, Servicer may distribute available Amounts on Deposit in the Collections Account to Sellers Agent to pay unpaid Purchase Price owing pursuant to Clause 3.1(b);
(ii)    on any Calculation Date, to the extent the Purchaser Amount Balance exceeds the Commitment as of such date (after giving effect to any distributions made on such date pursuant to Clause 6.3(a)(i)), Servicer shall distribute to Purchaser any remaining Amounts on Deposit in the Collections Account until the amount of such excess is reduced to zero; and
(iii)    on any Calculation Date, upon at least two Business Days’ prior notice to Purchaser, Servicer may distribute to Purchaser available Amounts on Deposit in the Collections Account (after giving effect to any other distributions made or required to be made on such day pursuant to this Clause 6.3(a)) in reduction of the Purchaser Amount Balance.
(b)    Upon Expiration of the Acquisition Period. Subject to Clause 7.3, on each Calculation Date occurring on or after the termination of the Acquisition Period (including any early termination thereof), all amounts in the Collections Account (other than amounts disregarded under Clause 7.3(e)) as of such Calculation Date shall be distributed to the Purchaser until the Purchaser Amount Balance has been reduced to zero and Sellers have paid Purchaser all accrued and unpaid Purchase Price Adjustments and Administrative Fees and all amounts owing to Purchaser pursuant to Clause 7.3(b), whereupon any remaining amounts may be retained by the Servicer or distributed to its designee.
(c)    Collections in Respect of Other Receivables. If any amount is deposited into the Collections Account in respect of cash collections from a Debtor on a Receivable which is not an Acquired Eligible Receivable and no amounts are due and owing by such Debtor in respect of any Acquired Eligible Receivable, Servicer may, so long as no Notification Event or Potential Notification Event shall have occurred and be continuing, distribute such amount to the Sellers Agent who shall pay the funds to the applicable Seller; provided that any such amount not distributed due to the continuance of a Notification Event or Potential Notification Event shall be distributed from any remaining balance in the Collections Account after the Purchaser Amount Balance has been reduced to zero and all other amounts due and owing to Purchaser hereunder have been paid in full.
(d)    No Other Distributions. If any amount is deposited into the Collections Account other than cash collections from a Debtor on a Receivable, the Servicer shall within one week of receipt of such collections distribute such amount to the Sellers Agent, who shall pay the funds to the Seller or other WestRock ~~Entity~~Party to whom such amount is due.
(e)    Collections Account Access. In the event that Purchaser delivers an Access Termination Notice under the Control Agreement with respect to the Collections Account, Purchaser will provide Sellers and the Sellers Agent (i) promptly upon becoming available to Purchaser, a daily report (“Balance Report”) showing the balance in the Collections Account as of the beginning of such Business Day, together with the prior Business Day’s debits and credits to the Collections

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Account and invoice specific remittance information (to the extent such information is available), (ii) promptly upon becoming available to Purchaser, copies of all periodic statements on the Collections Accounts which are subsequently sent to Purchaser, and (iii) promptly upon request, such other information with regards to the Collections Account as the Sellers and/or the Sellers Agent their respective officers, directors, employees and agents may reasonably request to the extent such information is available to Purchaser.
6.4.    Investment of Amounts in the Collection Account.
All amounts held in the Collections Account, may, to the extent permitted by law, be invested by the account bank, as directed by the Servicer in writing, in Permitted Investments that mature not later than one Business Day after the date of such investment. Investments in Permitted Investments shall not, except as specifically required below, be sold or disposed of prior to their maturity. The taxpayer identification number associated with the Collections Account shall be that of the Servicer and the Servicer shall report for Federal, state and local income tax purposes, the income, if any, recognized in respect of such account. If any amounts are needed for disbursement from the Collections Account and sufficient uninvested funds are not available therein to make such disbursement, the Servicer shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in the Collections Account to make such disbursement. The Servicer shall indemnify and hold harmless the Purchaser from any loss of principal incurred or suffered by Purchaser on Permitted Investments selected by the Servicer pursuant to this ~~Section~~Clause 6.4.
If, during the Acquisition Period, on any Calculation Date, after giving effect to the distributions provided for in ~~Section~~Clause 6.3(a), there are any remaining Amounts on Deposit in the Collections Account, then, so long as no Notification Event or Potential Notification Event shall have occurred and be continuing, the Servicer may distribute to itself or any designee the lesser of (i) such remaining amount and (ii) the excess of (x) the amount of investment earnings received since the preceding Calculation Date on Permitted Investments of funds on deposit in the Collection Account (y) the fees owing to the account bank with respect to the Collections Account since such preceding Calculation Date. In addition, during the Acquisition Period, so long as no Notification Event or Potential Notification Event shall have occurred and be continuing, the Servicer may apply to itself or any designee any “earnings credit” in respect of the Collections Account in excess of fees owing to the account bank (or any successor holder of the Collections Account and party to the Control Agreement) with respect to such Collections Account.
7.    REPURCHASE OF RECEIVABLES; DEFAULTED RECEIVABLES
7.1.    Repurchase.~~7.1.    Repurchase.~~  If any Acquired Eligible Receivable is not an Eligible Receivable (including by reason of any breach of representations and warranties in this Agreement) the applicable Seller shall be required to repurchase such Receivable. Such Receivable shall be repurchased for the Face Amount thereof by the applicable Seller depositing such amount in the Collections Account (less, for the avoidance of doubt, any collections with respect to such Receivable received in the Collections Account from the Debtor) no later than two Business Days after such Seller’s becoming aware that the applicable Receivable is not an

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Eligible Receivable. Except for purposes of any indemnity obligations (including tax indemnification obligations) of Sellers hereunder, upon and following such deposit, such repurchased Receivable shall no longer be considered an Acquired Eligible Receivable, and Purchaser shall be deemed to have assigned all of its right, title, and interest in and to such Receivable to the applicable Seller and such Seller shall be the sole owner thereof.
7.2.    Credit Default Certification.
If any applicable Eligible Obligor has not paid all or any portion of Acquired Eligible Receivables (other than, for the avoidance of doubt, any such non-payment in respect of which the related Seller has made a Dilution payment hereunder) in cash by the 50th day after the Specified Payment Date thereof, then the applicable Seller(s) shall on such day (or, if such day, is not a Business Day, the next succeeding Business Day), either (x) certify to Purchaser in writing that the unpaid portion of the Acquired Eligible Receivable is payable and that the missed payment is a result of a credit default by such Eligible Obligor and not as a result of an event that would require such Seller to repurchase the Receivable pursuant to Clause 7.1 or otherwise indemnify Purchaser pursuant to Clause 8.1 (a “Credit Default Certification”); provided that no such certification may be delivered if such Eligible Obligor has objected to the payment of the applicable Receivable based on any assertion (whether valid or not) that such Receivable is subject to a Dilution or which, if true, would require that a Seller repurchase such Receivable pursuant to Clause 7.1 or, in the case of an Eligible Obligor that is part of an Eligible Obligor Group and is not the Eligible Obligor Parent, if the Eligible Obligor Parent of the applicable Eligible Obligor is not Insolvent, in which case such Receivable shall be deemed to not have been an Eligible Receivable as a result of not satisfying clause 1 of the Eligibility Criteria and shall be required to be repurchased pursuant to Clause 7.1, which shall be the sole remedy for such breach, or (y) if Seller is unable to deliver such a Credit Default Certification, fund the Collections Account with the amount of the unpaid Acquired Eligible Receivable (or apply the corresponding amount as set-off against the Purchase Price for additional Acquired Eligible Receivables in lieu of such funding of the Collections Account pursuant to (and to the extent permitted by) Clause 3.1(c)). The failure to duly deliver a Credit Default Certification shall be deemed an irrevocable admission by Sellers that the cause of the missed payment is not the result of a credit default by the applicable Eligible Obligor. If a Seller anticipates that it will be required to repurchase any Acquired Eligible Receivables as provided in Clause 7.1 above, such Seller may effect such repurchase prior to the date required above by depositing the applicable amount into the Collections Account (or applying the corresponding amount as set-off against the Purchase Price for additional Acquired Eligible Receivables in lieu of such deposit pursuant to (and to the extent permitted by) Clause 3.1(c)). Notwithstanding the foregoing, a Seller may deliver a Credit Default Certification even if the applicable Eligible Obligor has objected to the payment of unpaid Acquired Eligible Receivables if such Seller believes in good faith that the missed payment is the result of a credit default by the applicable Eligible Obligor and not the result of an event that would give rise to an obligation of such Seller under Clause 7.1 or Clause 8 so long as such Seller funds the full amount of such missed payment into the Collections Account and references such missed payment and the amount thereof in its Credit Default Certification; provided that no such certification may be delivered in the case of an Eligible Obligor that is part of an Eligible Obligor Group and is not the Eligible Obligor Parent, if the Eligible Obligor Parent of the applicable Eligible Obligor is not Insolvent. If it is subsequently

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finally determined that (x) such Acquired Eligible Receivables or any portion thereof were not subject to a Dilution and not subject to a repurchase obligation pursuant to Clause 7.1 and (y) the failure of such Acquired Eligible Receivables or relevant portion thereof to be paid was the result of a credit default by the applicable Eligible Obligor (either by a written acknowledgement from the applicable Eligible Obligor to such effect, a final judgment by a court of competent jurisdiction that such amount is payable by such Eligible Obligor or the allowance of a claim in respect thereof in a Bankruptcy of the applicable Eligible Obligor) and (z) in the case of an Eligible Obligor that is part of an Eligible Obligor Group and is not the Eligible Obligor Parent, if the Eligible Obligor Parent of the applicable Eligible Obligor is determined to have been Insolvent (either by a written acknowledgement from the applicable Eligible Obligor Parent to such effect or a final judgment by a court of competent jurisdiction), then Purchaser shall reimburse the applicable Seller the excess, if any, of (A) the amount that Purchaser received as a result of such Seller having funded the Collections Account as provided above with respect to the applicable portion over (B) the amount Purchaser would have received had such Seller not been required to so fund the Collections Account with respect to the applicable portion; provided, that to the extent Purchaser has sold participations in any Eligible Receivables as provided in Clause 17.9, Purchaser’s obligation to reimburse any Participant’s share in accordance with its participation agreement of such amounts shall be solely recourse to the amount so recovered from the Participant. (In connection with the proviso to the preceding sentence, Purchaser hereby agrees that (x) Purchaser will require each Eligible Participant to whom a participation is sold to promptly reimburse its pro rata portion of any such excess reimbursable by Purchaser and (y) if an Eligible Participant shall fail to comply with such reimbursement obligation at any time, Purchaser will use commercially reasonable efforts to enforce such reimbursement obligation.). Such reimbursement shall be made as promptly as practicable following the date such amount can be reasonably finally determined.
7.3.    Defaulted Receivables.
If (x) any Seller provides a Credit Default Certification with respect to an Eligible Obligor as to which there are any outstanding Acquired Eligible Receivables or (y) any Eligible Obligor Parent becomes Insolvent and either Sellers Agent or Purchaser has delivered to the other party a notice of Publicly Available Information confirming that such Eligible Obligor Parent is Insolvent, all outstanding Acquired Eligible Receivables with respect to such Eligible Obligor Parent and each other Eligible Obligor (each such Eligible Obligor, a “Defaulted Obligor”) in the applicable Eligible Obligor Group shall be considered “Defaulted Receivables”. Upon the occurrence of an event described in clause (x) or (y) (such occurrence, a “Defaulted Receivables Event” (it being agreed that any Credit Default Certification or notice of Publicly Available Information shall be deemed to be effective upon the delivery of such Credit Default Certification or notice of Publicly Available Information)):
(a)    all collections on or with respect to the Defaulted Receivables shall be distributed to Purchaser promptly upon receipt and identification thereof by a Seller or Servicer,
(b)    the Eligible Obligor Limit of the Defaulted Obligor(s) shall be reduced to zero,

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(c)    the Defaulted Receivables and the cash proceeds thereof shall be disregarded for purposes of calculating the Amounts on Deposit in the Collections Account, and
(d)    the Purchaser Amount Balance shall be reduced by an amount equal to the Face Amount of the Defaulted Receivables as of the end of the day immediately prior to the occurrence of the Defaulted Receivables Event.
In addition to the foregoing, the Purchaser may, with respect to the Defaulted Receivables, elect to enforce on behalf of itself and Sellers all remedies and take such actions against the Defaulted Obligor as Purchaser deems necessary to collect the Defaulted Receivables including taking all of the actions set forth in Clause 12.1(a), (b) and (e). In connection with any such enforcement by Purchaser, Sellers shall provide such information to the Purchaser as necessary to enable Purchaser to take such actions, including providing copies of the applicable invoices and legal names and addresses of the applicable Defaulted Obligors. Notwithstanding anything to the contrary in this Clause 7.3 or otherwise, the occurrence of a Defaulted Receivables Event shall not limit the Sellers’ obligations under Clause 7.1 above or Clause 8 below.
8.    DILUTIONS
8.1.    Dilutions.~~8.1.    Dilutions.~~  If the full Purchase Price of any Acquired Eligible Receivable is not paid by reason of any Dilution or other dispute or defense in respect of an Acquired Eligible Receivable by the relevant Debtor (whether valid or not, unless as a result of collusion with the Purchaser or its assignee) then the applicable Seller shall be deemed to have received a collection of each such Receivable on the applicable Specified Payment Date and Seller shall pay the amount of each such deemed collection to the Collections Account no later than two Business Days after the applicable Specified Payment Date.
9.    COSTS AND TAXATION
9.1.    Costs.~~9.1.    Costs.~~  Sellers shall, jointly and severally, on demand pay on the basis of a full indemnity all reasonably incurred costs, liabilities, losses, damages and expenses (including reasonable out-of-pocket legal costs and any Tax in relation thereto) incurred or suffered by Purchaser in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and any related documents (including any documents related to any participation by an Eligible Participant) or (y) the consummation of the Transactions (including in respect of any Additional Purchase Date). Notwithstanding anything to the contrary contained herein, the parties hereto agree that in no event shall the Sellers be obligated to pay the fees and expenses of more than one legal counsel in respect of the Purchaser and the Participants, which counsel shall be counsel for the Purchaser.
9.2.    Taxation.~~9.2.    Taxation.~~  Any amounts stated in this Agreement to be payable by Purchaser are inclusive of value added tax, sales tax, purchase tax and other similar Taxes or duties and any such Taxes shall be paid by the applicable Seller (even if such Taxes are payable by Purchaser as a matter of law) and Sellers shall jointly and severally, indemnify and hold Purchaser harmless from and against any such Taxes. Notwithstanding any provision of this

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Agreement to the contrary (other than Clause 17.8), however, no Seller shall have any obligation whatsoever for any Taxes payable by Purchaser based on the income or earnings (whether gross, net or other portion thereof) of Purchaser. Further, for the avoidance of doubt, Sellers shall have no obligation to indemnify or hold harmless any assignee of Acquired Eligible Receivables from and against any Taxes to the extent such (i) arise as a result of such transfer, or (ii) are in excess of Seller’s obligation to indemnify or hold harmless the assignor based on applicable law on the date of the assignment.
9.3.    No deductions.~~9.3.    No deductions.~~  All payments made by Purchaser to Sellers under or in connection with this Agreement shall be made in full without any deduction or withholding in respect of Taxes (or otherwise) unless the deduction or withholding is required by law in which event Purchaser shall ensure that the deduction or withholding does not exceed the minimum amount legally required. For the avoidance of doubt, Purchaser shall not be obliged to gross up any such payment following any such deduction or withholding.
10.    REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
10.1.    Sellers.~~10.1.    Sellers.~~  In entering into the Transaction Documents each Seller hereby, jointly and severally, represents and warrants on the date hereof and each Purchase Date as follows:
(a)    each Seller is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation;
(b)    each Seller has the corporate or limited liability company power (i) to execute the Transaction Documents to which it is a party and any other documentation relating to the Transaction Document to which it is a party, (ii) to deliver the Transaction Documents to which it is a party and any other documentation relating to the Transaction Document it is required by the Transaction Documents to deliver, and (iii) to perform its obligations under the Transaction Documents to which it is a party and has taken all necessary action to authorize that execution, delivery and performance;
(c)    the execution, delivery and performance referred to in Clause 10.1(b) do not violate or conflict with any law applicable to any Seller, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or, except as would not reasonably be expected to have a material adverse effect on the ability of any Seller to perform it obligations hereunder, any contractual restriction binding on it or any of its assets;
(d)    each Seller’s obligations under the Transaction Documents to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law);

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(e)    together, the Transaction Documents are effective to grant to Purchaser a first priority perfected Security Interest in the Collateral (subject to the Security Interests in favor of the account bank in respect of the Collections Account as provided in the Control Agreement);
(f)    except as has been waived, no Notification Event or Potential Notification Event has occurred;
(g)    except as would not reasonably be expected to have a material adverse effect on the ability of any Seller to perform its obligations under the Transaction Documents, each Seller has obtained all governmental and other licenses, authorizations, permits, consents, contracts and other approvals (if any) that are required by it in connection with its business and the entering into, and the exercise of its rights and the performance of its obligations under the Transaction Documents;
(h)    no Seller is entering into the Transaction Documents or the Transactions with a view to, or the intention of, fraudulently or misleadingly distorting the financial position or results of operations of Sellers or ~~Guarantors~~Guarantor as they may be disclosed to the public, or otherwise as any scheme or artifice (or any part of any scheme or artifice) described in Section 807 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sec. 1348). The accounting for, and public disclosure or nondisclosure of, the Transactions by Sellers and ~~Guarantors~~Guarantor do not and will not violate any laws, rules or regulations applicable to Sellers or ~~Guarantors~~Guarantor. Each Seller is a sophisticated investor and proposed the execution of the Transactions to Purchaser. Each Seller has relied on its own judgment and advisers (including its auditors) in connection with the Transactions and has not relied on Purchaser or anyone acting on Purchaser’s behalf for any advice in the structuring of the Transactions or as to the advisability or merits of the Transactions or the effectiveness of the Transactions to meet any particular purpose or purposes. Except as would not reasonably be expected to have a material adverse effect on the ability of any Seller or Guarantor to perform it obligations hereunder or the ability of Purchaser to receive payment with respect to any Acquired Eligible Receivables or enforce its rights and remedies with respect thereto, Sellers and ~~Guarantors~~Guarantor have received all required regulatory approvals and have made all required regulatory notifications in connection with the Transactions. The Transactions have been reviewed and approved by senior management of ~~Guarantors~~Guarantor and each Seller with the appropriate knowledge, expertise and authority to approve such Transactions;
~~(i)    no WestRock Entity is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. No WestRock Entity is in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”) (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) the Patriot Act or (iv) the Canadian AML Acts. None of the WestRock Parties (A) is subject to Sanctions administered by OFAC or the U.S. Department of State or (B) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any person subject to such Sanctions. None of the WestRock Entities or, to the knowledge of any WestRock Party,~~

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~~their respective Affiliates, directors, officers, employees or agents is in violation of any Sanctions. None of the WestRock Entities or, to the knowledge of any WestRock Party, their respective Affiliates, directors, officers, employees or agents (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has more than 15% of its assets located in Sanctioned Entities, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any sale of Acquired Eligible Receivables to Purchaser hereunder will not be used and have not been used, in each case directly by any WestRock Entity or, to the knowledge of the WestRock Parties, indirectly by any other Person, to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity. Each of the WestRock Entities and, to the knowledge of the WestRock Parties, their respective directors, officers, employees or agents is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the Corruption of Foreign Public Officials Act (Canada) and any applicable foreign counterpart thereto. None of the WestRock Entities or, to the knowledge of the WestRock Parties, their respective directors, officers, employees or agents has made, and no proceeds of any sale of Acquired Eligible Receivables to Purchaser hereunder will be used, in each case directly by any WestRock Entity or, to the knowledge of the WestRock Parties, indirectly by any other Person, to make a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such WestRock Entity or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the Corruption of Foreign Public Officials Act (Canada) or any applicable foreign counterpart thereto; and~~
(i)    (i) each WestRock Party and each of its Material Subsidiaries, as far as it is aware (having made reasonably enquiry): (a) is conducting its businesses and is in compliance with applicable anti-corruption laws in all material respects; (b) maintains policies and procedures reasonably designed to promote and achieve compliance with such laws applicable to it in the jurisdictions in which it operates; (c) is not subject or party to any material transaction pursuant to which it has made, offered to make, promised to make or authorized any Prohibited Payment; and (d) is not subject to any investigation by any governmental entity with regard to any actual or alleged Prohibited Payment which is reasonably likely to be adversely determined and which, if adversely determined, would reasonably be likely to have a material adverse effect on the ability of any WestRock Party to perform it obligations hereunder. (ii) No WestRock Party or any Material Subsidiary is (x) a Restricted Party; or (y) has received written notice of or is or has been the subject of any claim, action, suit, proceeding or investigation with respect to Sanctions. The representations and warranties made under the previous sentence are made by any WestRock Party only if and to the extent that the making of such representations and warranties does not result in a violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes) or any similar applicable anti-boycott law or regulation. If the Purchaser notifies the Sellers Agent that it is to be regarded as a “Non-Eligible Finance Party” for this purpose (each a “Non-Eligible Finance Party”), this

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Clause 10.1(i) shall only apply for the benefit of that Non-Eligible Finance Party to the extent that such application does not result in (i) any violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes), (ii) any violation of the Blocking Regulation, or (iii) any violation of, or conflict with any similar applicable anti-boycott law or regulation; and
(j)    The name in which such Seller has executed this Agreement and the other Transaction Documents is identical to the name of Seller as indicated on the public record of its state of organization. In the past five (5) years, such Seller has not used any corporate names other than the name in which it has executed this Agreement and the other Transaction Documents and as listed on Schedule 6.
10.2.    Receivables.~~10.2.    Receivables.~~  Each Seller hereby represents and warrants to Purchaser on each Purchase Date (in the case of (a)-(b) and (d)-(j) below, with respect to the Acquired Eligible Receivables acquired on such Purchase Date), that:
(a)    the Purchase Price of each such Acquired Eligible Receivable equals the Face Amount thereof as of the applicable Purchase Date;
(b)    each such Acquired Eligible Receivable is an Eligible Receivable;
(c)    after giving effect to such acquisition of any Eligible Receivables on such Purchase Date, the aggregate Face Amount of all Outstanding Acquired Eligible Receivables together with the Amount on Deposit in the Collections Account is at least equal to the Purchaser Amount Balance;
(d)    all conditions (including under Clause 2.1) to the transfer of such Acquired Eligible Receivables on a Purchase Date have been satisfied;
(e)    immediately prior to the sale of such Acquired Eligible Receivable pursuant to this Agreement, the applicable Seller is the sole legal and beneficial owner of such Acquired Eligible Receivables and is entitled to sell and assign and is selling and assigning such Acquired Eligible Receivables to Purchaser free from any Security Interest, attachment, encumbrance and instructions to pay to a third party, and Seller has not created or permitted to arise any Security Interest on or in relation to such Acquired Eligible Receivables (other than the Security Interest under this Agreement and any Security Interest that will be released immediately prior to the sale of such Acquired Eligible Receivable) and as of each Purchase Date there has been conveyed to Purchaser good title to each such Acquired Eligible Receivable, free and clear of any Security Interest;
(f)    except as arise in the ordinary course of business and that will result in Dilution in respect of which Sellers will be obligated to pay the amount thereof pursuant to Clause 8.1, there are no circumstances which would give rise to:
(i)    any set-off, counterclaim, or deduction in respect of any such Acquired Eligible Receivable; or

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(ii)    any credit note, discount, allowance or reverse invoice which has been made or granted to any Debtor in relation to the same which remains outstanding;
(g)    each Seller’s computer and data processing records will have been clearly designated and marked to show that such Acquired Eligible Receivables have been sold and assigned to Purchaser;
(h)    each Seller has maintained records relating to each such Acquired Eligible Receivable which are accurate and complete in all material respects and which as far as it is aware are sufficient to enable such Acquired Eligible Receivable to be enforced against the relevant Debtor and such records are held by such Seller;
(i)    each Seller has complied with its usual business, credit and collection criteria and procedures in entering into transactions which give rise to the origination of each such Acquired Eligible Receivable and in relation to the administration of each such Acquired Eligible Receivable to the date on which it is purchased hereunder; and
(j)    all rights included with the purchase of such Acquired Eligible Receivable are all the rights necessary to claim, collect or otherwise enforce the obligations of such Acquired Eligible Receivable.
Each Seller also represents and warrants, jointly and severally, to Purchaser that as of the delivery of each Portfolio Report (i) each Outstanding Acquired Eligible Receivable is specified in such Portfolio Report and the information set forth therein is true and accurate in all material respects; and (ii) all other written information supplied or to be supplied to Purchaser by any Seller pursuant to the terms this Agreement is true and accurate in all material respects~~.~~; provided, however, that with respect to projected or pro forma financial information and information of a general economic or industry specific nature, each Seller represents only that such information has been prepared in good faith based on assumptions believed by such Seller to be reasonable at the time of preparation.
10.3.    Guarantor.
~~10.3.    Guarantors. Each~~The Guarantor hereby represents and warrants on the Closing Date and each Purchase Date as follows:
(a)    it is ~~duly organized and validly existing~~a public limited company duly incorporated under the laws of ~~the jurisdiction of its organization or incorporation~~Ireland;
(b)    it has ~~the corporate or limited liability company~~all requisite power and authority (i) to execute this Agreement and any other documentation relating to this Agreement to which it is a party, (ii) to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver, and (iii) to perform its obligations under this Agreement to which it is a party and has taken all necessary action to authorize that execution, delivery and performance;

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(c)    the execution, delivery and performance referred to in Clause 10.3(b) do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets, or except as would not reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations hereunder, any contractual restriction binding on it or any of its assets;
(d)    its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms subject to applicable bankruptcy, reorganization, insolvency, examinership, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether ~~enforcement is sought~~considered in a proceeding in equity or at law);
(e)    except as would not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder, it has obtained all governmental and other licenses, authorizations, permits, consents, contracts and other approvals (if any) that are required by it in connection with the Transactions and the entering into, and the exercise of its rights and the performance of its obligations under this Agreement; and
(f)    each of the representations and warranties under Clause 10.1 are true and accurate in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and accurate).
11.    COVENANTS
11.1.    Sellers Covenants. ~~Each Seller covenants with Purchaser as follows:~~ Each Seller covenants with Purchaser as follows:
(a)    subject to the provisions of Clause 9.2 of this Agreement, Sellers will, jointly and severally, pay all relevant Taxes and make all relevant returns in respect of Taxes in relation to the Contracts which give rise to (or Taxes that are payable in connection with) the Acquired Eligible Receivables and Sellers shall, jointly and severally, indemnify and hold Purchaser harmless from and against any such Taxes. Without limiting the generality of the foregoing, the applicable Seller shall remit all excise taxes to the applicable Governmental Entity relating to the Receivables as and when due and Sellers shall, jointly and severally, indemnify and hold Purchaser harmless from and against any such Taxes;
(b)    each Seller shall perform and comply with each Contract relating to the Acquired Eligible Receivables in such a way as would not reasonably be expected to affect the entitlement and/or ability to receive and/or to recover and/or enforce and/or collect payment of the full amount in the Acquired Eligible Receivables, and the exercise by Purchaser of its rights under this Agreement shall not relieve such Seller of such obligations;

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(c)    each Seller shall provide to Purchaser without delay all such information as Purchaser may reasonably request from time to time in connection with this Agreement, any of the Acquired Eligible Receivables or any of the Debtors;
(d)    Sellers will, jointly and severally, indemnify and keep indemnified Purchaser, its Affiliates, and its and their respective officers, directors, employees and agents and their successors and assigns against any cost, claim, loss, expense, liability or damages (including reasonable out-of-pocket legal costs and out-of-pocket expenses) (a “Claim”) incurred or suffered by it in connection with (i) any breach of any representation, warranty or covenant of any Seller, Servicer or Sellers Agent or (ii) any third party (including any Governmental Entity) claim arising out of or relating to the Acquired Eligible Receivables or the Collections Account, including (1) any civil penalty or fine assessed by ~~OFAC or~~ any ~~other~~ Governmental Entity administrating any Sanctions, ~~Anti-Corruption~~Anti-Money Laundering Laws or other laws referred to in Clause 10.1(i) against, and all reasonable costs and expenses incurred in connection with the defense thereof by, any such indemnitee as a result of any action of any WestRock ~~Entity~~Party and (2) any claim or counterclaim or action of whatsoever nature made by a Debtor or any third party arising out of or in connection with a Contract relating to an Acquired Eligible Receivable or any Goods or services which are the subject of such a contract or Acquired Eligible Receivable, the payment to Purchaser of the proceeds thereof or from any exercise of any rights it may have as a consequence of ownership of such Acquired Eligible Receivables; provided that (x) such indemnity shall not be made to the extent such Claim results from an indemnitee’s breach of this Agreement, gross negligence or willful misconduct and (y) this Clause 11.1(d) shall not be construed as a guaranty of any Acquired Eligible Receivable;
(e)    except as would not reasonably be expected to affect the entitlement and/or ability to receive and/or to recover and/or enforce and/or collect payment of the full amount in the Acquired Eligible Receivables, each Seller shall maintain such licenses, concessions, approvals and authorizations, and make such filings, registrations and submissions as are necessary or advisable for the performance of its obligations under the contracts relating to the Acquired Eligible Receivables;
(f)    each Seller shall keep all its books, records and documents evidencing or relating to the Acquired Eligible Receivables at its offices and shall at any reasonable time during normal business hours and from time to time having received reasonable written notice permit Purchaser or any of its agents or representatives to examine and make copies of and abstracts from the records, books of account and documents (including computer tapes and disks) of such Seller, and to visit the properties of such Seller for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of such Seller relating to the Acquired Eligible Receivables with any of its officers or directors and with its auditors, and each Seller shall be obligated to reimburse to Purchaser the costs and expenses of one such examination during any twelve-month period. With respect to the annual audit to be completed in 2024, the Sellers shall take reasonable steps to promptly address any material findings set forth therein upon completion;

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(g)    each Seller shall not sell, assign or grant any Security Interest on or otherwise encumber any Acquired Eligible Receivables or the Collateral;
(h)    each Seller shall not (x) cancel, terminate, amend, modify, waive any term or condition of any Contract (including reducing the amount of an Acquired Eligible Receivable) to the extent such cancellation, termination, amendment, modification, waiver or action or (y) take any other action that as far as it is aware, may affect any entitlement and/or ability to receive and/or recover and/or enforce and/or collect payment in full of the full amount of the Acquired Eligible Receivable, or otherwise prejudice Purchaser’s interest in any Acquired Eligible Receivable;
(i)    except to the extent arising in the ordinary course of business and resulting in a Dilution in respect of which the amounts are payable pursuant to Clause 8.1, each Seller shall not compromise or settle any dispute or claim in respect of an Acquired Eligible Receivable without the prior approval of Purchaser;
(j)    Sellers will cause the Sellers Agent to prepare and update the Portfolio Report on a daily basis and deliver a copy thereof to Purchaser (i) no later than 11:00 a.m. on the Reporting Date with respect to each Calculation Date, which Portfolio Report shall be prepared as of the close of business on the Business Day immediately preceding such Reporting Date, (ii) no later than the second Business Day following the termination of the Acquisition Period which Portfolio Report shall be prepared as of the last day of the Acquisition Period and (iii) such other times as may be reasonably requested by the Purchaser, provided that, if the Sellers Agent shall designate an Additional Reporting Date with respect to any Calculation Date, then (A) the Sellers Agent shall deliver an updated Portfolio Report no later than 11:00 a.m. on such Additional Reporting Date, which Portfolio Report shall be prepared as of the close of business on the Business Day immediately preceding such Additional Reporting Date, and (B) such updated Portfolio Report shall be substituted for the Portfolio Report delivered on the related Reporting Date;
(k)    each Seller shall follow its collection procedures with respect to the Acquired Eligible Receivables in accordance with its ordinary course of dealing as in effect from time to time without regard to the transactions contemplated hereby, and shall use the same standards it would follow with respect to Receivables which are owned by Seller;
(l)    each Seller shall provide Purchaser prompt notice upon becoming aware of any Notification Event or Potential Notification Event;
(m)    each Seller shall provide Purchaser prompt notice upon any Acquired Eligible Receivable becoming a Defaulted Receivable;
(n)    each Seller shall comply with all required accounting and Tax disclosures related to the Transactions in accordance with applicable law;
(o)    each Seller’s accounting for the Transactions shall be in accordance with ~~GAAP and each~~the Accounting Principles and the Guarantor’s accounting for the Transactions shall be in accordance with ~~GAAP~~the Accounting Principles;

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(p)    (i) each Seller which is a limited liability company will not divide itself pursuant to the limited liability company laws of the state of its formation and (ii) each Seller will not change its (A) jurisdiction of organization, (B) name, or (C) identity or structure (within the meaning of Article 9 of the UCC), unless it shall have: (x) given Purchaser at least ten (10) Business Days’ prior written notice thereof and (y) delivered to the Purchaser all financing statements, instruments and other documents requested by Purchaser in connection with such change or relocation;
(q)    the principal place of business and chief executive office of each Seller, ~~each~~the Guarantor, the Sellers Agent and Servicer and the offices where such party keeps all of its records are located at the address(es) listed on Schedule 6 or such other locations of which Purchaser has been notified in accordance with Clause 11.1(p) in jurisdictions where all action required by Clause 11.1(p) has been taken and completed. Each Seller’s Federal Employer Identification Number is correctly set forth on Schedule 6; and
(r)    each Seller shall comply, and shall cause each of the other WestRock ~~Entities~~Parties to comply, with the each of the laws, rules and regulations referred to in Clause 10.1(i) which may be applicable to or binding on any of them. Each of the Sellers will maintain in effect and enforce policies and procedures designed to ensure compliance by the Sellers and their respective directors, officers, employees and agents with ~~Anti-Corruption~~Anti-Money Laundering Laws and applicable Sanctions. Each Seller shall not use directly or, to its knowledge, indirectly, and shall not permit or authorize any of the other WestRock ~~Entities or any of its or their respective directors, officers, employees and agents to use~~Parties or any other person to: (i) directly or~~, to its knowledge,~~  indirectly, ~~the proceeds of any sale of Acquired Eligible Receivables to Purchaser hereunder (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Entity, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, Canada (or any province or territory thereof) or in a European Union member state,~~use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any utilization under this Agreement: (A) to fund any trade, business or other activities for the benefit of or for any Restricted Party; or (~~C~~B) in any other manner that would ~~result in the violation of any Sanctions applicable to any party hereto.~~reasonably be expected to result in any WestRock Party or the Purchaser being in breach of any Sanctions or becoming a Restricted Party; or (ii) fund all or part of any payment in connection with a Transaction Document out of proceeds derived from business or transactions with a Restricted Party. The previous sentence applies to any WestRock Party only if and to the extent that making of or compliance with such undertakings does not result in a violation of, or conflict with, section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes) or any similar applicable anti-boycott law or regulation. If the Purchaser notifies the Sellers Agent that it is to be regarded as a “Non-Eligible Finance Party” for this purpose, this Clause 11.1(r) shall only apply for the benefit of that Non-Eligible Finance Party to the extent that such application does not result in (i) any violation of, or conflict with,

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section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes), (ii) any violation of the Blocking Regulation, or (iii) any violation of, or conflict with, similar applicable anti-boycott law or regulation.
12.    CONSEQUENCE OF NOTIFICATION EVENT
12.1.    Actions.~~12.1.    Actions.~~  At any time after the occurrence of a Notification Event, Purchaser may:
(a)    give notice (and/or require Sellers, Sellers Agent and Servicer to give notice) to all or any of the Debtors of the sale of the interest in all or any of the Acquired Eligible Receivables hereunder;
(b)    direct (and/or require Sellers, Sellers Agent and Servicer to direct) all or any of the Debtors to pay the amounts due in respect of the Acquired Eligible Receivables to another account specified by Purchaser (it being understood that distributions from such account shall be made on the same basis as distributions are required to be made hereunder from the Collections Account);
(c)    give an Access Termination Notice under the Control Agreement and exercise remedies hereunder and under the Control Agreement;
(d)    terminate the Acquisition Period and the Commitment to advance Additional Funding Amounts; and
(e)    take such other action as it considers to be necessary, appropriate or desirable in order to recover any amount outstanding in respect of the Acquired Eligible Receivables.
13.    GUARANTEE
13.1.    Guarantee.
(a)    Subject to the terms and conditions hereof, ~~each~~the Guarantor hereby guarantees~~, jointly and severally~~, as primary obligor and not as surety, upon the Purchaser’s first written demand specifying that any Seller, Servicer or the Sellers Agent failed to pay any amount due under or in connection with this Agreement, without further proof by the Purchaser, and irrespective of any objection by any Seller, Servicer or the Sellers Agent, any and all obligations of each of the Sellers, Servicer or the Sellers Agent owing to the Purchaser under or pursuant to this Agreement (any and all such obligations, the “Guaranteed Obligations”).
(b)    This guarantee (“Guarantee”) is a guarantee of payment of the Guaranteed Obligations and is not a guarantee of collection.
(c)    ~~Each~~The Guarantor agrees to pay, as its own primary obligation and not as co-debtor or surety, upon the Purchaser’s first written demand specifying that the applicable Seller, Servicer or the Sellers Agent failed to pay any amount due under or in connection with this Agreement,

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without further proof by the Purchaser, and irrespective of any objection by any Seller, Servicer or the Sellers Agent.
(d)    As a separate, additional and independent obligation, ~~each~~the Guarantor agrees to indemnify and hold harmless the Purchaser on first demand from and against ~~any cost, claim, loss, expense (including legal fees) or liability which the Purchaser sustains or incurs as a consequence of the failure of any Seller, Servicer, the Sellers Agent or any Guarantor to perform any of its obligations under or pursuant to~~all reasonable costs and expenses (including court costs and reasonable legal expenses) expended by the Purchaser in connection with the Guaranteed Obligations, this Agreement and the enforcement thereof.
13.2.    Subordination.
~~13.2.    Subordination. Each~~The Guarantor agrees that until all obligations of all Sellers, the Sellers Agent and Servicer to Purchaser under this Agreement shall have been performed in full, any right which ~~such~~the Guarantor may at any time have against any Seller, the Sellers Agent or Servicer by reason of the performance by it of its obligations hereunder, whether on the grounds of subrogation or otherwise, shall be subordinated to the rights of the Purchaser against each Seller, the Sellers Agent or Servicer.
13.3.    Guarantee Unconditional; Certain Limitations. ~~Each~~ The Guarantor’s obligations under this Guarantee constitute full recourse obligations of ~~such~~the Guarantor enforceable against it to the full extent of its assets and property and shall be absolute, unconditional and irrevocable, irrespective of:
(a)    the absence of any attempt by or on behalf of Purchaser to collect, or take any other action to enforce, all or any part of the Guaranteed Obligations from any Seller, the Sellers Agent, Servicer or any other guarantor of all or any part of the Guaranteed Obligations;
(b)    the election of any remedy by or on behalf of the Purchaser with respect to all or any part of the Guaranteed Obligations;
(c)    the waiver, consent, extension, forbearance or granting of any indulgence by or on behalf of the Purchaser with respect to any provision of this Agreement;
(d)    the validity, regularity, legality or enforceability of this Agreement;
(e)    any defense (other than the defense of payment or performance), offset or counterclaim which may at any time be available to or be asserted by any Seller, the Sellers Agent, the Servicer or ~~any~~the Guarantor against the Purchaser;
(f)    the making by any Seller, the Sellers Agent, Servicer, any Affiliate of any Seller, the Sellers Agent, Servicer or ~~any~~the Guarantor or any other Person of any assignment for the benefit of creditors or the bankruptcy, examinership or insolvency of any Seller, the Sellers Agent, Servicer, any Affiliate of any Seller, the Sellers Agent, Servicer or ~~any~~the Guarantor or any other Person;

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(g)    any action taken by any Seller, the Sellers Agent, Servicer, or any Affiliate of any Seller, the Sellers Agent or the Servicer in any bankruptcy, examinership or insolvency proceeding, including disaffirmance of this Agreement;
(h)    any breach or default by any Seller, the Sellers Agent, the Servicer, any Affiliate of any Seller, the Sellers Agent, the Servicer or ~~any~~the Guarantor or any other Person under this Agreement;
(i)    the liquidation or dissolution of any Seller, the Sellers Agent, the Servicer, any Affiliate of any Seller, the Sellers Agent, the Servicer or ~~any~~the Guarantor or any other Person;
(j)    any change in or termination of all or any portion of ~~any~~the Guarantor’s ~~respective~~ ownership interest in any Seller, the Sellers Agent, the Servicer or any other Person or any change in or termination of all or any portion of any Seller’s, the Sellers Agent’s or the Servicer’s ownership interest in any Person;
(k)    any termination of any of this Agreement;
(l)    the enforcement by the Purchaser of any of its rights under this Agreement;
(m)    the assignment by any Seller, the Sellers Agent or the Servicer of all or any portion of its interest under this Agreement; it being expressly agreed that in the event of any of the foregoing, the liability of ~~each~~the Guarantor hereunder shall continue hereunder as if such event had not occurred; or
(n)    any other event, occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, that might otherwise constitute a legal or equitable defense or discharge of the liabilities of ~~any~~the Guarantor or that might otherwise limit recourse against ~~any~~the Guarantor.
~~13.4.    Clawbacks. If any payment of a Guaranteed Obligation is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any Guarantor, any Seller, the Sellers Agent or Servicer, any other guarantor or any other person, or their respective estates, trustees, receivers or any other party under any bankruptcy law, state, federal or foreign law, common law or equitable cause (“Clawback”), then, to the extent of such Clawback, such Guaranteed Obligation shall be pro tanto reinstated as though such payment had to such extent not been made.~~
13.4.    Guarantee Limitations. The obligations and liabilities of Guarantor under this Guarantee do not apply to any liability to the extent that it would result in or constitute unlawful financial assistance within the meaning of section 82 of the Irish Companies Act, (or any analogous provision of any other applicable law) or constitute a breach of section 239 of the Companies Act (or any analogous provision of any other applicable law).
14.    TERMINATION
14.1.    Termination of Agreement.

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This Agreement shall continue in full force and effect until such time after the termination of the Acquisition Period as all amounts payable in respect of the Acquired Eligible Receivables have been paid, all amounts payable by each Seller, the Sellers Agent or Servicer hereunder (including under Clauses 7.1 and 8.1 and the Purchase Price Adjustments, Administrative Fees and amounts required to be deposited into the Collections Account) have been paid and all amounts have been distributed from the Collections Account. The obligations of Sellers, the Sellers Agent and/or Servicer hereunder, under (and the obligations of the ~~Guarantors~~Guarantor under Clause 13 with respect thereto) Clauses 9.1, 9.2, 11.1(d), 13, 17 and 18 shall survive any such termination.
14.2.    No impact on rights or obligations.
The termination of this Agreement shall not affect any rights or obligations of the parties in relation to any outstanding Acquired Eligible Receivables prior to such termination and the provisions of this Agreement shall continue to bind the parties so far and so long as may be necessary to give effect to such rights and obligations.
15.    PROTECTION OF PURCHASER, FURTHER ASSURANCE
15.1.    Further Assurance.
Each Seller, the Sellers Agent and Servicer agree that from time to time they will promptly execute and deliver all instruments and documents, and take all further action that Purchaser may reasonably request in order to perfect, protect or more fully evidence Purchaser’s ownership interest in the Acquired Eligible Receivables and any proceeds thereof.
15.2.    Enforcement.~~15.2.    Enforcement.~~  Each Seller, the Sellers Agent and Servicer hereby irrevocably consent to Purchaser at any time after the occurrence of any of the events specified in Clause 12.1 or upon the delivery of a Credit Default Certification, for its own benefit commencing proceedings in its own name in respect of any of the Acquired Eligible Receivables.
15.3.    Custodian.~~15.3.    Custodian.~~  The Servicer shall hold as custodian for the benefit of Purchaser any contracts and other documentary items and evidence relating to all outstanding Acquired Eligible Receivables.
16.    NOTICES
16.1.    Notices.~~16.1.    Notices.~~  All notices and other communications under this Agreement shall be in a physical non-electronic writing, or by fax or other electronic communication promptly followed by delivery of a physical non-electronic writing, and such physical non-electronic writing shall be delivered by courier or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Clause 16.1:

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If to:	Address:	With a copy to:
Each Seller
c/o Sellers Agent to the address below:
1000 Abernathy Road NE, Bldg 400
Suite 125
Atlanta, GA 30328
Attn: ~~Ben Haislip~~ Emer Murnane
Phone: ~~(770) 448-2193~~+353 1 2600 900
Email: ~~ben.haislip@westrock.com~~ Emer.Murnane@smurfitwestrock.com
1000 Abernathy Road NE, Bldg 400 Suite 125 Atlanta, GA 30328 Attn: General Counsel Phone: (770) 448-2193
Servicer	1000 Abernathy Road NE, Bldg 400 Suite 125 Atlanta, GA 30328 Attn: ~~Ben Haislip~~ Emer Murnane Phone: ~~(770) 448-2193~~+353 1 2600 900 Email:  ~~ben.haislip@westrock.~~Emer.Murnane@smurfitwestrock.com	1000 Abernathy Road NE, Suite 125 Bldg 400 Atlanta, GA 30328 Attn: General Counsel Phone: (770) 448-2193

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Sellers Agent	1000 Abernathy Road NE, Bldg 400 Suite 125 Atlanta, GA 30328 Attn: ~~Ben Haislip~~ Emer Murnane Phone: ~~(770) 448-2193~~+353 1 2600 900 Email: ~~ben.haislip@westrock.~~Emer.Murnane@smurfitwestrock.com	1000 Abernathy Road NE, Bldg 400 Suite 125 Atlanta, GA 30328 Attn: General Counsel Phone: (770) 448-2193
~~Guarantors~~Guarantor
~~1000 Abernathy Road NE, Bldg 400~~Beech Hill
~~Suite 125~~Clonskeagh
~~Atlanta, GA 30328~~Dublin 4, Ireland
Attn: ~~Ben Haislip~~Emer Murnane
Phone: ~~(770) 448-2193~~+353 1 2600 900
Email: ~~ben.haislip@westrock.~~Emer.Murnane@smurfitwestrock.com
~~1000 Abernathy Road NE, Bldg 400 Suite 125 Atlanta, GA 30328 Attn: General Counsel Phone: (770) 448-2193~~
Purchaser	Coöperatieve Rabobank U.A., New York Branch 245 Park Avenue, 37th Floor New York, NY 10167 Attn: Robyn Carmel Phone: (212) 916-3713 Fax: (914) 287-2254 Email: tmteam@rabobank.com
16.2.    Receipt.~~16.2.    Receipt.~~  A written notice shall be treated as received when actually received (without reference to time of receipt of any copies, provided such copies have been sent); provided that if written notice is given by U.S. mail, it shall be effective three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid.

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16.3.    Facsimile.~~16.3.    Facsimile.~~  Any facsimile transmission (in respect of which receipt has been acknowledged by telephone or facsimile transmission) shall be deemed to have been received at the time of dispatch, provided that dispatch occurred between 9:00 a.m. and 5:00 p.m. on a Business Day in the place of receipt of the relevant notice, failing which it shall be deemed to have been received if dispatched prior to 9:00 a.m. on a Business Day at the commencement of business on that Business Day, and if dispatched after 5:00 p.m. on a Business Day or on a non-Business Day, in each case, in the place of receipt of the relevant notice, at the commencement of business on the next Business Day.
16.4.    Electronic Communication. Any notice or other communication shall be effective if given by electronic communication (x) in the case of notices and other communications sent to an e-mail address, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (y) in the case of notices or communications posted to an Internet or intranet website, upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.
17.    FURTHER PROVISIONS
17.1.    Illegality.~~17.1.    Illegality.~~  Each party intends not to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. If any provision of this Agreement becomes illegal, invalid or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired, and shall remain in full force and effect, and the parties shall replace such illegal, invalid or unenforceable term or provision with a new term or provision permitted by law and having an economic effect as close as possible to the invalid, illegal or unenforceable term or provision. The holding of a term or provision to be invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of the term or provision in any other jurisdiction.
17.2.    Purchaser Right of Set-off.
Without prejudice to its other rights and remedies, Purchaser shall be entitled to set-off all or any of its liabilities under this Agreement to any Seller, the Sellers Agent or Servicer against all or any of such Seller’s, the Sellers Agents’ or Servicer’s liabilities to Purchaser under this Agreement (including such Seller’s, the Sellers Agents’ or Servicer’s obligation to deposit any amounts into the Collections Account). Each Seller’s, the Sellers Agents’ or Servicer’s obligations under this Agreement shall continue in force without any right of set-off, deduction, counterclaim or withholding against Purchaser.

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17.3.    English Language.
Any notice or any other documents given under or in connection with this Agreement must be in English.
17.4.    Amendments.~~17.4.    Amendments.~~  No amendment in respect of this Agreement will be effective unless in writing (including a writing evidenced by an electronic transmission) and executed by each of the parties. Any provision of this Agreement may be waived only in a writing, which writing may be signed only by the party granting such waiver.
17.5.    Remedies and Waivers.
No failure to exercise, nor any delay in exercising, on the part of either party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
17.6.    Counterparts.~~17.6.    Counterparts.~~  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any amendment hereto by facsimile, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such amendment. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any Transaction Document shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Purchaser to accept Electronic Signatures in any form or format without its prior consent.
17.7.    Payments; Late Payments.
(a)    Payment Instructions. All payments required to be paid to either party under this Agreement shall be delivered by wire transfer of immediately available funds to the appropriate account set forth in Schedule 4.
(b)    Late Payments. If any payment payable by any Seller, the Sellers Agent or Servicer under the terms of this Agreement is not made when due in accordance with such terms, then interest on the amount due shall accrue daily at an annualized rate equal to Adjusted Term SOFR plus 2% until such payment is made, and such accrued interest shall be included in the amount then due and payable.
17.8.    No Setoff; Taxes.

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All payments under this Agreement by any Seller, the Sellers Agent or Servicer shall be made free from set-off or counterclaim, and without deduction or withholding for or on account of any Taxes, unless the payer is required by law to make any such deduction or withholding. If any Seller, the Sellers Agent or Servicer is required by law, or as a result of a change in law, to deduct or withhold Taxes from or in respect of any payment under this Agreement, then (i) such Seller, the Sellers Agent or Servicer shall increase the amount of such payment as necessary so that, after such deduction or withholding has been made (including deductions or withholdings applicable to additional sums payable under this Clause 17.8), the recipient receives an amount equal to the amount the recipient would have been entitled to receive absent any such requirement to withhold or deduct any Taxes, (ii) such Seller, the Sellers Agent or Servicer shall make such deductions or withholdings and (iii) such Seller, the Sellers Agent or Servicer shall pay the full amount deducted or withheld to the relevant Governmental Entity in accordance with applicable law.
17.9.    Assignment; Participation.
(a)    By Purchaser. The Acquired Eligible Receivables are freely assignable by the Purchaser, other than to a paper-based packaging competitor of the Sellers. This Agreement and any of Purchaser’s rights, interests or obligations hereunder may not be assigned or otherwise transferred, in whole or in part, by Purchaser without the prior written consent of Sellers and any such purported assignment or transfer without such consent shall be void and of no effect; provided, that no consent of any Seller, the Sellers Agent or Servicer shall be required in the event (i) of an assignment or transfer to an Affiliate of Purchaser or (ii) of the occurrence of a Notification Event caused by a breach of this Agreement by any Seller, the Sellers Agent or Servicer; provided, further, for the avoidance of doubt, this sentence shall not restrict the Purchaser from assigning or transferring the Acquired Eligible Receivables. Subject to the terms of the Participation Letter, the Purchaser may at any time, without the consent of, or notice to, any Seller, the Sellers Agent or Servicer, sell participations to Eligible Participants (each, a “Participant”) in all or a portion of the Purchaser’s rights and/or obligations under this Agreement; provided, that (x) the Purchaser’s obligations under this Agreement shall remain unchanged, (y) the Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, and (z) the Seller, the Sellers Agent and Servicer shall continue to deal solely and directly with the Purchaser in connection with the Purchaser’s rights and obligations under this Agreement. Notwithstanding the foregoing, Purchaser hereby agrees, and Sellers hereby acknowledge, that (x) Purchaser will require each Eligible Participant to whom a participation is sold to fund its pro rata portion of any Additional Funding Amounts payable pursuant to Clause 3.3(b) (it being understood that such pro rata portion may be the pro rata amount required to be funded pursuant to Clause 3.3(b) or an amount in excess of a base amount of the Purchaser Amount Balance not participated by the Purchaser pursuant to this Clause 17.9) and that Purchaser will grant each Eligible Participant the right to direct the Purchaser to reduce the Eligible Obligor Limit for any Eligible Obligor Group to zero on ~~30~~45 days prior written notice to Purchaser and effective on a Monthly Date (and during such ~~30~~45 day period such Eligible Obligor Limit will automatically and without further notice to or consent of Seller, the Sellers Agent or Servicer, and notwithstanding any other provision of this Agreement, equal the then outstanding principal amount of the Acquired Eligible Receivables due from the related Eligible Obligor Group on the date such notice is delivered) and (y) (I) on such Monthly Date of

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effectiveness, the Eligible Obligor Limit for such Eligible Obligor Group shall automatically and without further notice to or consent of Seller, the Sellers Agent or Servicer, and notwithstanding any other provision of this Agreement, be reduced to zero and (II) any such reduction may result in an automatic and contemporaneous reduction of the Commitment pursuant to the definition of “Commitment.” If the Purchaser shall notify the Sellers Agent that an Eligible Participant shall (i) have failed to fund its pro rata portion of an Additional Funding Amount (or has notified the Purchaser that it does not intend to comply with its funding obligations, has failed to confirm in writing that it intends to comply with its funding obligation by the date requested by the Purchaser in writing following the Purchaser’s determination that it has a reasonable basis to believe that such Eligible Participant will not comply with its funding obligations, or is the subject of a Bankruptcy) or (ii) have directed the Purchaser to reduce the Eligible Obligor Limit for any Eligible Obligor Group, then Sellers Agent may, in its sole discretion, notify the Purchaser that it wishes Purchaser to terminate the participation agreement with such Eligible Participant in accordance with the terms of the related participation agreement, and Purchaser will so terminate such agreement and the Commitment shall be reduced by the amount of such Eligible Participant’s maximum participation amount.
(b)    By Sellers. Neither this Agreement nor any of any Seller’s, the Sellers Agent’s, the Servicer’s or ~~any~~the Guarantor’s rights, interests or obligations hereunder may be assigned or otherwise transferred, in whole or in part, by operation of law, change of control, or otherwise by any Seller, the Sellers Agent, the Servicer or ~~any~~the Guarantor without the prior written consent of Purchaser ~~(other than the Permitted Transaction)~~, and any such purported assignment or transfer without such consent shall be void and of no effect; provided and notwithstanding anything to the contrary in this Agreement, that no such consent shall be required if a Seller’s rights and obligations hereunder are assumed by (x) the surviving entity as a result of (A) a merger or other combination between such Seller and another Seller or other Affiliate thereof or (B) the conversion of a Seller from one legal form or jurisdiction to another or (y) another Seller or Affiliate thereof pursuant to any other internal corporate reorganization, and in each case (i) the assumed obligations are covered in accordance with the terms of the Guarantee and (ii) the surviving Seller is organized under the laws of the United States, any state thereof or the District of Columbia. In addition, the Sellers Agent may designate any Seller as an “Excluded Seller” in connection with the voluntary dissolution or winding up of such Seller by written notice to the Purchaser, specifying the effective date of such designation (the ~~"~~“Exclusion Effective Date~~"~~” for such Excluded Seller) if no Notification Event has occurred and is continuing or would occur as a result of such designation. The representations, covenants and provisions of this Agreement applicable to a Seller shall no longer be applicable to an Excluded Seller after the Exclusion Effective Date for such Excluded Seller, provided that, for purposes of the Guarantee and the definition of Guaranteed Obligations, all of such Excluded Seller’s then existing obligations and liabilities arising hereunder and the other Transaction Documents to which it is a party in respect of Receivables, if any, that were sold pursuant hereto prior to the Exclusion Effective Date, shall survive such dissolution or winding up. The parties hereto shall work together in good faith to effectuate any actions as may be appropriate in connection with any transaction described in the foregoing sentence.
17.10.    Successors and Assigns.

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Subject to the provisions of Clause 17.9, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns. Eligible Participants shall be entitled to the benefit of each indemnification obligation of the Sellers hereunder.
17.11.    Entire Agreement.
This Agreement, the other Transaction Documents and the Participation Letter comprise the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings relating to such subject matter, either oral or written, heretofore made are superseded by this Agreement, the other Transaction Documents and the Participation Letter.
17.12.    No Third Party Beneficiaries.
This Agreement is for the sole benefit of Seller and Purchaser and their permitted successors and assigns (including Eligible Participants to the extent provided in Clause 17.9) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties and such successors and assigns, any legal or equitable rights hereunder.
17.13.    Independent Contractors.
It is expressly understood and agreed that Sellers, the Sellers Agent, Servicer and Purchaser are and shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency. Except as specifically required of the Servicer pursuant to the terms of this Agreement, neither Sellers, the Sellers Agent, Servicer nor Purchaser shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior written consent of such other party to do so.
17.14.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)     a reduction in full or in part or cancellation of any such liability;

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(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

17.15.    Anti-Terrorism Legislation.
The Purchaser hereby notifies the Sellers that pursuant to the requirements of the Patriot Act it is required to obtain, verify, and record information that identifies the Sellers and other information that will allow the Purchaser to identify the Sellers in accordance with the Patriot Act. Each Seller hereby agrees to provide such information promptly upon the request of the Purchaser.
17.16 Confidentiality.
The Purchaser agrees to maintain the confidentiality of all information provided by or on behalf of the Sellers, Sellers Agent, Servicer and the ~~Guarantors~~Guarantor (the “Information”), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives who shall maintain the confidential nature of such Information, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Purchaser shall promptly notify the Sellers Agent in advance to the extent lawfully permitted to do so and practicable), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, or any action or proceeding relating to this Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this clause, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) to (i) any credit risk protection provider or actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating the Sellers or (ii) any third-party service provider that (x) provides audit, regulatory, risk management or market data collecting services to the Purchaser or (y) provides services to the Purchaser in connection with the administration of this Agreement (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of Sellers Agent or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Clause or (y) becomes available to the Purchaser and its Affiliates on a nonconfidential basis from a source other than the Sellers, Sellers Agent, Servicer or ~~Guarantors~~Guarantor that is not subject to a confidentiality obligation to ~~any~~the Guarantor or the Seller or to the Sellers Agent or

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the Servicer with respect to such Information. Any Person required to maintain the confidentiality of Information as provided in this Clause shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
18.    GOVERNING LAW AND JURISDICTION
18.1.    GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
18.2.    Submission to Jurisdiction; Waivers of Jury Trial.
Each party hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the state of New York located in the Borough of Manhattan in the City of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its respective address set forth in Clause 16.1 or at such other address which has been designated in accordance therewith;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.
19.    THE SELLERS AGENT
19.1.    Appointment and Authorization.
Each Seller hereby irrevocably designates and appoints the Sellers Agent as the agent of such Seller under this Agreement, and each Seller irrevocably authorizes the Sellers Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and to exercise

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such powers and perform such duties as are expressly delegated to the Sellers Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto to the extent permitted by applicable law. Each Seller and ~~each~~the Guarantor hereby further authorizes the Sellers Agent to consent to amendments to this Agreement, except with respect to any amendment relating to the calculation of the Purchase Price or the timing of the payment thereof. Without limiting the generality of the foregoing, Sellers Agent shall be responsible for maintaining and the delivering Portfolio Reports, the collection of the Purchase Prices and delivery of Funding Notices. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Sellers Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Seller, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Sellers Agent.
19.2.    Delegation of Duties.
The Sellers Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Sellers Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
19.3.    Exculpatory Provisions.
Neither the Sellers Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Sellers for any recitals, statements, representations or warranties made by any of the Sellers, Purchaser, or ~~any~~the Guarantor, or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Sellers Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of any of the Sellers, the Purchaser, or ~~any~~the Guarantor a party thereto to perform its obligations hereunder or thereunder. The Sellers Agent shall not be under any obligation to any Seller to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any of the Sellers, Purchaser, or ~~any~~the Guarantor.
19.4.    Reliance by Sellers Agent.
The Sellers Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Purchaser), independent accountants and other experts selected by the Sellers Agent. The Sellers Agent may deem and

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treat the payee of any Purchase Price as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Sellers Agent. The Sellers Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence any of the Sellers (or, all Sellers) as it deems appropriate or it shall first be indemnified to its satisfaction by the Sellers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Sellers Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of any Seller (or all Sellers), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Sellers and any future assignees.
19.5.    Notification Events.
The Sellers Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Notification Event or Notification Event hereunder unless the Sellers Agent has received notice from a Seller, a Guarantor or the Purchaser referring to this Agreement, describing such Potential Notification Event or Notification Event and stating that such notice is a “Notice of Potential Notification Event,” or “Notice of Notification Event.” In the event that the Sellers Agent receives such a notice, the Sellers Agent shall give notice thereof to the Sellers, the ~~Guarantors~~Guarantor and the Purchaser. The Sellers Agent shall take such action with respect to such Potential Notification Event or Notification Event as required in this Agreement, or shall be reasonably directed by the Sellers; provided that unless and until the Sellers Agent shall have received such directions, the Sellers Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Notification Event or Notification Event as it shall deem advisable in the best interests of the Sellers.
19.6.    Non-Reliance on the Sellers Agent and Other Sellers.
Each Seller expressly acknowledges that neither the Sellers Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Sellers Agent hereafter taken, including any review of the affairs of a party or any affiliate of a party, shall be deemed to constitute any representation or warranty by the Sellers Agent to any Seller. Each Seller represents to the Sellers Agent that it has, independently and without reliance upon the Sellers Agent or any other Seller, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Purchaser and its affiliates and made its own decision to make its sales hereunder and enter into this Agreement. Each Seller also represents that it will, independently and without reliance upon the Sellers Agent or any other Seller, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Purchaser and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Sellers by the Sellers Agent hereunder, the Sellers Agent shall not have any duty or responsibility to

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provide any Seller with any other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Purchaser or any affiliate of the Purchaser which may come into the possession of the Sellers Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
19.7.    Indemnification.~~19.7.    Indemnification.~~  The Sellers agree to, jointly and severally, indemnify the Sellers Agent in its capacity as such from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Purchase Prices) be imposed on, incurred by or asserted against the Sellers Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Sellers Agent under or in connection with any of the foregoing; provided that no Seller shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Sellers Agent’s gross negligence or willful misconduct. The agreements in this Clause 19.7 shall survive the payment of the Purchase Prices and all other amounts payable hereunder.
19.8.    Agent in Its Individual Capacity.
The Sellers Agent and its affiliates may make sales to, make purchases from and generally engage in any kind of business with any Seller, the Purchaser or ~~any~~the Guarantor as though the Sellers Agent were not the Sellers Agent. With respect to its sales made or renewed by it, the Sellers Agent shall have the same rights and powers under this Agreement as any Seller and may exercise the same as though it were not the Sellers Agent, and the terms “Seller” and “Sellers” shall include the Sellers Agent in its individual capacity.
19.9.    Successor Sellers Agent.
The Sellers Agent may resign as Sellers Agent upon 30 days’ notice to the Sellers, the ~~Guarantors~~Guarantor and Purchaser. If the Sellers Agent shall resign as Sellers Agent under this Agreement, then the Sellers shall appoint from among the Sellers a successor agent for the Sellers, whereupon such successor agent shall succeed to the rights, powers and duties of the Sellers Agent, and the term “Sellers Agent” shall mean such successor agent effective upon such appointment and approval, and the former Sellers Agent’s rights, powers and duties as Sellers Agent shall be terminated, without any other or further act or deed on the part of such former Sellers Agent or any of the parties to this Agreement or any other Sellers. After any retiring Sellers Agent’s resignation as Sellers Agent, the provisions of this Clause 19 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Sellers Agent under this Agreement.
20.    ALLOCATIONS AMONG THE SELLERS
20.1.    Payments by the Servicer to the Sellers Agent.

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All payments of Purchase Price and all distributions to the Sellers Agent of Purchase Price pursuant to Clause 6.3 shall be allocated and applied among the Sellers on a pro rata basis, based on the respective amounts of outstanding Purchase Price owing to each Seller as of the relevant Allocation Date (in each case, the “Applicable Pro Rata Basis”), and as between Purchaser and Sellers, all such payments and distributions to the Sellers Agent shall be deemed to have been so allocated. Notwithstanding the foregoing, the Sellers and Sellers Agent may separately agree in writing that payments or distributions received by Sellers Agent will, as between the Sellers, be allocated, applied or disseminated on an alternative basis, and Sellers Agent may make payments and distributions to the Seller(s) in accordance with such agreement; provided that any such reallocation of payments or distributions and any other deviation by Sellers’ Agent from the Applicable Pro Rata Basis in making actual payments or distributions to the Seller(s), shall represent transfers solely among and between the Sellers and Sellers Agent, and for purposes of this Agreement, as between Sellers and Purchaser, all aforementioned payments and distributions to Sellers Agent shall be deemed to have been received by, and shall discharge Purchaser’s obligations with respect to, each Seller hereunder in accordance with the Applicable Pro Rata Basis, regardless of any such reallocations or transfers.
20.2.    Payments by the Sellers.
As among the Sellers, Sellers agree that any amounts that are payable by the Sellers hereunder in respect of Purchase Price Adjustments, Administrative Fees indemnification or otherwise on a joint and several basis shall be allocated among the Sellers as separately agreed among the Sellers in writing, and to the extent any Seller pays any amount in excess of the amount so allocated, the applicable Seller(s) shall reimburse such Seller so that after giving effect thereto each Seller shall have paid no more than its allocable portion.
21.    SECURITY INTEREST
21.1.    Security Interest.
Each Seller, as security for the payment or performance, as the case may be, in full of the Secured Obligations, hereby grants to the Purchaser, its successors and assigns, a security interest in, all right, title and interest of such Seller in and to (i) the Collections Account, (ii) all funds on deposit therein, and (iii) all proceeds of the foregoing (together, the “Collateral”). The foregoing security interest is granted as security only and shall not subject the Purchaser to, or in any way alter or modify, any obligation or liability of any Seller with respect to or arising out of the Collateral.
21.2.    Financing Statements.
Each Seller hereby irrevocably authorizes the Purchaser at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as the Collections Account and all amounts on deposit therein or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing

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statement or amendment, including whether such Seller is an organization, the type of organization and any organizational identification number issued to such Seller. Each Seller agrees to provide such information to the Purchaser promptly upon request.
Each Seller also ratifies its authorization for the Purchaser to file in any relevant jurisdiction any initial financing statements or amendments thereto covering the Collateral if filed prior to the Closing Date.
For the avoidance of doubt, nothing in this ~~Section~~Clause 21.2 shall require the Purchaser to file financing statements or amendments thereto.
21.3.    Remedies.~~21.3.    Remedies.~~  Without limiting ~~Section~~Clause 12 of this Agreement, the Purchaser shall have the right, upon the occurrence and during the continuance of a Notification Event, with full power of substitution either in the Purchaser’s name or in the name of any Seller (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of such Seller on any invoice or bill of lading relating to any of the Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Purchaser were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Purchaser to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Purchaser, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Purchaser shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither it nor its officers, directors, employees or agents shall be responsible to any Seller for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
21.4.    Application of Proceeds.
The Purchaser shall apply the proceeds of any collection or sale of Collateral consisting of cash as follows:
FIRST, to the payment of all reasonable costs and expenses incurred by the Purchaser in connection with such collection or sale or otherwise in connection with this Agreement, the Control Agreement or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in

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connection with the exercise of any right or remedy hereunder or under the Control Agreement;
SECOND, to the payment in full of the Secured Obligations in the order and manner specified in ~~Sections~~Clauses 6 and 7 hereof; and
THIRD, to Sellers, their respective successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Purchaser shall have discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement, but agrees that all such proceeds, moneys and balances shall be applied in a reasonable time. Upon any sale of the Collateral by the Purchaser (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Purchaser or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Purchaser or such officer or be answerable in any way for the misapplication thereof.

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IN WITNESS whereof the parties have executed this Agreement on the date set out on the first page of this document.
For and on behalf of COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, Purchaser

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Agreement for the Purchasing and Servicing of Receivables]
4864-7968-1754, v.7

For and on behalf of WESTROCK CP, LLC, WESTROCK - SOLVAY, LLC, WESTROCK COMPANY OF TEXAS, WESTROCK MILL COMPANY, LLC, WESTROCK CALIFORNIA, LLC, WESTROCK MINNESOTA CORPORATION, WESTROCK - SOUTHERN CONTAINER, LLC, WESTROCK PACKAGING SYSTEMS, LLC, WESTROCK PACKAGING, INC., WESTROCK - GRAPHICS, INC., WESTROCK BOX ON DEMAND, LLC, WESTROCK KRAFT PAPER, LLC, WESTROCK CONSUMER PACKAGING GROUP, LLC, WESTROCK MWV, LLC, WESTROCK USC, INC., WESTROCK PAPER AND PACKAGING, LLC, WESTROCK LONGVIEW, LLC, WESTROCK CHARLESTON KRAFT, LLC, WESTROCK CONTAINER, LLC, WESTROCK, LLC, each as a Seller

WESTROCK CONVERTING, LLC, as a Seller, Sellers Agent and
Servicer

~~WESTROCK RKT, LLC, as Guarantor~~

SIGNED for and on behalf of SMURFIT WESTROCK PLC by its lawfully appointed attorney in the presence of and delivered as a deed
Signature

Witness (Signature)

Print Address

Witness Occupation
~~By:~~
~~Name:~~
~~Title:~~
~~For and on behalf of WESTROCK COMPANY, Guarantor~~

~~By:~~
~~Name:~~
~~Title:~~
[Signature Page to Agreement for the Purchasing and Servicing of Receivables]
4864-7968-1754, v.7

[Signature Page to Agreement for the Purchasing and Servicing of Receivables]
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SCHEDULE 1
CONDITIONS PRECEDENT
Documents to Be Delivered on Closing Date
1.    On the Closing Date (i) Sellers agree to pay to Purchaser the upfront fee pursuant to the Fee Letter and any fees due on such date pursuant to the “Closing Fee Letter” dated as of the Closing Date between the Sellers Agent and Coöperatieve Rabobank U.A., New York Branch and (ii) each of WestRock, LLC and Sellers Agent, as applicable, agrees to provide Purchaser with every item listed below in form and substance satisfactory to Purchaser:
A.    Opinion of Jones Day and internal counsel to Servicer, as applicable, in each case solely with respect to WestRock, LLC: (i) corporate matters relating to WestRock, LLC, (ii) the due authorization, execution and delivery of the transaction documents by WestRock, LLC, (iii) the legality, validity and enforceability of the transaction documents, (iv) absence of required consents, approvals, etc., (v) absence of conflicts with laws, material agreements or organizational documents and (vi) true sale.
B.    (a) a certificate of the Secretary or an Assistant Secretary of WestRock, LLC, dated the Closing Date, certifying as to (i) the incumbency of the officers of WestRock, LLC executing the Transaction Documents and (ii) the attached copies of WestRock, ~~LLC 's~~LLC’s certificate of incorporation or formation and bylaws or operating agreement, and (b) a certificate of an authorized officer of WestRock, LLC, dated the Closing Date, confirming that the representations and warranties of WestRock, LLC contained in the Transaction Documents are true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and correct) as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such certificate shall confirm that such representations and warranties are true and correct as of such earlier date);
C.    copies of all governmental and other licenses, authorizations, permits, consents, contracts and other approvals (if any) that are required by WestRock, LLC in connection with the entering into, and the exercise of its rights and the performance of its obligations under the Transaction Documents other than those that are required in connection with the conduct of its customary business;
D.    copies of all corporate approvals and consents of WestRock, LLC that are required by it in connection with the entering into, and the exercise of its rights and the performance of its obligations under the Transaction Documents other than those that are required in connection with the conduct of its customary business;
E.    an executed copy of the Participation Letter; and

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F.    an executed copy of the Fee Letter and an executed copy of the “Closing Fee Letter” dated as of the Closing Date between the Sellers Agent and Coöperatieve Rabobank U.A., New York Branch.

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SCHEDULE 2
NOTIFICATION EVENTS
The occurrence of any of the following events shall be a Notification Event:
A.    Non-payment: Any Seller, the Sellers Agent or the Servicer fails to pay any amount due under this Agreement (including any amount required to be deposited into the Collections Account) on its due date and such failure shall have continued for three Business Days;
B.    Breach of obligations: Any Seller, the Sellers Agent, the Servicer or ~~any~~the Guarantor fails to observe or perform any of its obligations under this Agreement or under any undertaking or arrangement entered into in connection therewith and if curable such breach is not cured within ~~30 calendar days after written notice from~~20 Business Days after the earlier of (i) an Executive Officer of any of such Persons obtaining knowledge thereof, or (ii) written notice thereof shall have been given to any Westrock Party by the Purchaser;
C.    Misrepresentation: Any representation or warranty which is made (or deemed or acknowledged to have been made) by any Seller, the Sellers Agent, the Servicer or ~~any~~the Guarantor in this Agreement (or which is contained in any or other document submitted by any such persons to the Purchaser pursuant to the terms of this Agreement) proves to be incorrect in any material respect (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty proves to incorrect) when made or deemed to be made and such failure shall not be remedied within 20 Business Days of the earlier of (i) an Executive Officer of any such Persons obtaining knowledge thereof, or (ii) written notice thereof shall have been given to any WestRock Party by the Purchaser; unless in the case of any such inaccuracy in connection with a representation or warranty with respect to a Receivable, such Receivable is repurchased in accordance with this Agreement;
D.    Cross-acceleration: Any indebtedness for borrowed money of any Seller or Guarantor where the principal amount thereof exceeds $300,000,000 individually or in the aggregate becomes due before its stated maturity; provided that this clause (D) shall not apply to (x) any indebtedness for borrowed money that becomes due as a result of the voluntary sale, transfer or other disposition of the assets so long as such indebtedness is paid, (y) any indebtedness for borrowed money that becomes due as a result of a voluntary refinancing thereof or (z) any “change of control” put arising as a result of any acquisition of any Person so long as any debt that is put in accordance with the terms of such debt is paid as required by the terms of such debt;
E.    Attachment: In respect of any Seller or Guarantor an attachment, distress or any form of execution is levied or enforced upon any such property, business, undertakings, assets or revenues in excess of $300,000,000 individually or in the aggregate (or its equivalent in any other currency) or any Security Interest which may for the time being affect any of its assets is enforced;
F.    Bankruptcy: A Bankruptcy occurs with respect to any Seller or the Guarantor;

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G.    Security Interest: Except for the Security Interest created under this Agreement, any Seller creates or grants any Security Interest or permits any Security Interest to arise over or in relation to (i) any Acquired Eligible Receivable; (ii) any right, title or interest of Purchaser in relation to an Acquired Eligible Receivable; (iii) any proceeds of or sums received or payable in respect of an Acquired Eligible Receivable; or (iv) the Collection Account;
H.    Dispute: Any Seller disputes in any manner the validity or efficacy of any sale and assignment of the Acquired Eligible Receivables;
I.    Illegality: It becomes impossible or unlawful for any Seller to continue its business and/or discharge its obligations as contemplated by this Agreement;
J.    Unauthorized Distribution: Any distribution of funds from the Collections Account that is not in accordance with the terms set forth in Clause 6.3 and Clause 7.3, except for an inadvertent error that is promptly remedied upon the parties becoming aware thereof;
K.    Collateral: Purchaser shall fail to have first priority perfected Security Interest in the Collateral (subject to the Security Interests in favor of account bank in respect of the Collections Account as provided in the Control Agreement);
L.    ~~Change of Control. A Change of Control shall occur~~[Reserved];
M.    Judgments. one or more final judgments for the payment of money in an amount in excess of $300,000,000, individually or in the aggregate, shall be entered against any WestRock Party on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution;
~~M~~N.    Tax Lien. The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Collateral and such lien shall not have been released within fifteen (15) days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Collateral; or
O.    ERISA Event. Any Plan of a WestRock Party or any of its ERISA Affiliates that is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code:
(i)    shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 302 of ERISA; or
(ii)    is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

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(iii)    shall require a WestRock Party or any of its ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or
(iv)    results in a liability to a WestRock Party or any of its ERISA Affiliates under applicable law, the terms of such Plan~~,~~  or Title IV ERISA, and there shall result from any such failure, waiver, termination or other event under this paragraph O a liability to the PBGC or ~~a~~such Plan that would have a material adverse effect.

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SCHEDULE 3
Part 1
Eligible Obligors

Eligible Obligor Group	Eligible Obligor Group Limit
Amazon	$~~88,000,000~~100,000,000
AB	$~~35,000,000~~28,000,000
Berkshire Hathaway	$~~16,000,000~~12,000,000
Colgate Palmolive	$15,000,000
ConAgra	$65,000,000
Dial	$~~10,000,000~~3,000,000
General Mills	$50,000,000
GlaxoSmithKline	$~~10,000,000~~5,000,000
Haleon PLC	$~~15,000,000~~32,000,000
International Paper	$~~15,000,000~~5,000,000
~~Until K Separation Date, Kellogg's~~WK Kellogg	$~~100,000,000~~17,000,000
~~On and after K Separation Date, Kellanova~~	~~$75,000,000~~
~~On and after K Separation Date, WK Kellogg~~Kimberly Clark	$~~25,000,000~~42,000,000
~~Kimberly Clark~~Kraft Heinz	$~~50,000,000~~63,000,000

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~~Kraft Heinz~~Until Kellanova Acquisition Date, Kellanova	$~~63,000,000~~78,000,000
Until Kellanova Acquisition Date, Mars	$~~20,000,000~~21,000,000
~~Mondelez~~On and after Kellanova Acquisition Date, Mars	$~~25,000,000~~21,000,000 [1]
~~Nestle~~Mondelez	$25,000,000
Nestle	$26,000,000
Packaging Corp. of America	$10,000,000
PepsiCo	$60,000,000
Proctor & Gamble	$~~90,000,000~~106,000,000
Unilever	$~~25,000,000~~28,000,000
Wal-Mart	$~~6,000,000~~2,000,000
Total	$793,000,000

AB Obligors means, collectively, Anheuser-Busch InBev SA/NV and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Amazon Obligors means, collectively, Amazon.com, Inc. and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Berkshire Hathaway Obligors means, collectively Berkshire Hathaway Inc. and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

1 Or such higher amount, but not in excess of $99,000,000, as Purchaser may from time to time notify Sellers Agent in writing.

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Colgate Palmolive Obligors means, collectively, Colgate-Palmolive Company and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

ConAgra Obligors means, collectively, ConAgra Foods, Inc. and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Dial Obligors means, collectively, Henkel Ag & Co. KGaA, and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada or, in the case Henkel Global Supply Chain B.V., or any successor thereof, the Netherlands.

Eligible Obligor means each of the Proctor & Gamble Obligors, the Mars Obligors, the Mondelez Obligors, the Kraft Heinz Obligors, the PepsiCo Obligors, the ConAgra Obligors, the Dial Obligors, the AB Obligors, the Nestle Obligors, the Unilever Obligors, the Amazon Obligors, the Colgate Palmolive Obligors, the General Mills Obligors, the GlaxoSmithKline Obligors, the Kimberly Clark Obligors, the Wal-Mart Obligors, the International Paper Obligors, the Berkshire Hathaway Obligors, the Packaging Corp. of America Obligors, the Haleon Obligors, the WK Kellogg Obligors, and, until the ~~K Separation Date, the Kellogg's Obligors, and on and after the K Separation~~Kellanova Acquisition Date, the Kellanova Obligors ~~and the WK Kellogg Obligors~~.

Eligible Obligor Group means each of the Proctor & Gamble Obligors, the Mars Obligors, the Mondelez Obligors, the Kraft Heinz Obligors, the PepsiCo Obligors, the ConAgra Obligors, the Dial Obligors, the AB Obligors, the Nestle Obligors, the Unilever Obligors, the Amazon Obligors, the Colgate Palmolive Obligors, the General Mills Obligors, the GlaxoSmithKline Obligors, the Kimberly Clark Obligors, the Wal-Mart Obligors, the International Paper Obligors, the Berkshire Hathaway Obligors, the Packaging Corp. of America Obligors, the Haleon Obligors, the WK Kellogg Obligors, and, until the ~~K Separation Date, the Kellogg's Obligors, and on and after the K Separation~~Kellanova Acquisition Date, the Kellanova Obligors, and ~~the WK Kellogg Obligors~~, in each case as a group of the entities making up such obligors and not as individual entities.

Eligible Obligor Parent means with respect to (i) the Proctor & Gamble Obligors, The Procter and Gamble Company, (ii) the Mars Obligors, Mars, Inc., (iii) the Mondelez Obligors, Mondelez International, Inc., (iv) the Kraft Heinz Obligors, The Kraft Heinz Company, (v) the PepsiCo Obligors, PepsiCo Inc., (vi) ~~the Kellogg's Obligors, Kellogg Company~~Reserved, (vii) the ConAgra Obligors, ConAgra Foods, Inc., (viii) the Dial Obligors, Henkel Ag & Co. KGaA, (ix) the AB Obligors, Anheuser-Busch InBev SA/NV, (x) the Nestle Obligors, Nestle S.A., (xi) the Unilever Obligors, Unilever N.V., (xii) the Amazon Obligors, Amazon.com, Inc., (xiii) the Colgate Palmolive Obligors, Colgate-Palmolive Company (xiv) the General Mills Obligors, General Mills, Inc., (xv) the Kimberly Clark Obligors, Kimberly-Clark Corporation, (xvi) the Wal-Mart Obligors, Wal-Mart Stores, Inc., (xvii) the International Paper Obligors, International

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Paper Company, (xviii) the Berkshire Hathaway Obligors, Berkshire Hathaway Inc., (xix) the Packaging Corp. of America Obligors, Packaging Corporation of America, (xx) the GlaxoSmithKline Obligors, GlaxoSmithKline PLC, (xxi) the Haleon Obligors, Haleon PLC, (xxii) the Kellanova Obligors, ~~Kellogg Company (which is anticipated to be renamed~~ Kellanova~~)~~  and (xxiii) the WK Kellogg Obligors, WK Kellogg Co.

General Mills Obligors means General Mills, Inc. and any of its at least 50% owned subsidiaries so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

GlaxoSmithKline Obligors means GlaxoSmithKline PLC and any of its at least 50% owned subsidiaries so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Haleon Obligors means, collectively, Haleon PLC and any of its at least 50% owned subsidiaries, so long as such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, a province of Canada.

International Paper Obligors means, collectively, International Paper Company and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Johnson & Johnson Obligors means, collectively, Johnson & Johnson and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

~~K Separation~~Kellanova Acquisition Date means the date on which ~~Kellogg Company distributes to its shareholders all of the outstanding shares of WK Kellogg Co~~the closing of the acquisition, merger or other business combination between Mars, Inc. or a subsidiary thereof and Kellanova occurs.
~~Kellogg's Obligors means, collectively, Kellogg Company and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.~~
Kellanova Obligors means, collectively, ~~Kellogg Company (which is anticipated to be renamed~~ Kellanova~~)~~  and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.
WK Kellogg Obligors means, collectively, WK Kellogg Co. and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

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Kimberly Clark Obligors means collectively, Kimberly-Clark Corporation and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Kraft Heinz Obligors means, collectively, The Kraft Heinz Company and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Mars Obligors means, collectively, Mars, Inc. and any of its at least 50% owned subsidiaries, including without limitation, on and after the Kellanova Acquisition Date, Kellanova, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Mondelez Obligors means, collectively, Mondelez International, Inc. and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Nestle Obligors means, collectively, Nestle S.A. and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Packaging Corp. of America Obligors means, collectively, Packaging Corporation of America and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

PepsiCo Obligors means, collectively, PepsiCo Inc. and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Pfizer Obligors means, collectively, Pfizer, Inc. and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Proctor & Gamble Obligors means collectively, The Procter and Gamble Company and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

Unilever Obligors means, collectively, Unilever PLC and any of its at least 50% owned subsidiaries, so long as such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, a province of Canada or, in the case of Unilever Americas Supply Chain Company AG, or any successor thereof, Switzerland.

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Wal-Mart Obligors means collectively, Wal-Mart Inc., and any of its at least 50% owned subsidiaries, so long as, in each case, such subsidiary is organized under the laws of the United States, a State thereof or the District of Columbia, or a province of Canada.

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Part 2
ELIGIBILITY CRITERIA
In order for a Receivable to meet the Eligibility Criteria, it must satisfy all of the following:
(1)    Such Receivable is payable by a Debtor that (i) is an obligor listed on Part 1 of Schedule 3 hereto, ~~and~~ (ii) as of the applicable Purchase Date, is otherwise an Eligible Obligor and (iii) is not organized under the laws of, and does not have its chief executive office in, Russia.
(2)    Such Receivable is denominated in U.S. dollars.
(3)    Such Receivable is generated in the normal course of business conducted by the applicable Seller with the Debtor(s), substantiated in the form of an invoice, draft or bill of exchange.
(4)    Such Receivable represents the purchase price of specified Goods sold (including, if applicable, any state and local taxes and similar amounts payable by the Eligible Obligor together with the purchase price) and invoiced by the applicable Seller.
(5)    The applicable Goods with respect to such Receivable have been sold in the normal course of business conducted by the applicable Seller with the Debtor(s). The Debtor is unconditionally and irrevocably obliged to pay the Face Amount of such Receivable.
(6)    As of the Purchase Date with respect to such Receivable, the Debtor, and each other member of its Eligible Obligor Group is not Insolvent and no default, breach or violation has occurred under any Contract with respect to such Receivable except as would not reasonably be expected to affect the entitlement and/or ability to receive and/or to recover and/or enforce and/or collect payment of the full amount of such Receivable.
(7)    The Specified Payment Date in respect of such Receivable has not occurred as of the applicable Purchase Date, is payable no earlier than one Business Day after the acquisition of such Receivable (except with respect to Receivables acquired on the Closing Date that were Acquired Eligible Receivables (under and as defined in the Amended and Restated Agreement for the Purchasing and Servicing of Receivables, dated as of September 17, 2020, as amended)), and is no later than (x) in the case of the Mars Obligors, 120 days after the acquisition of such Receivable and (y) in the case of all other Eligible Obligors, 180 days after the acquisition of such Receivable.
(8)    As of the Purchase Date with respect to such Receivable, such Receivable is not and, to the best of the applicable ~~Seller's~~Seller’s knowledge, will not become subject to any withholding taxes and is assignable to the Purchaser free and clear of any value added taxes, sales taxes, withholding taxes, export/import taxes, acquisition taxes, transfer taxes or any other Taxes, charges, levies, duties or imposts.
(9)    Each Contract under which the payment obligations in respect of such Receivable arise and such Receivable (including all associated rights) (i) are duly authorized by the

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~~Applicable~~applicable Seller and, to the knowledge of the Seller, the applicable Debtor and the other parties thereto; (ii) are legally valid and binding obligations of the Seller and, the applicable Debtor and the other parties thereto enforceable against such parties in accordance with their terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors~~'~~’ rights generally and by general principles of equity, and (ii) as would not reasonably be expected to have a material adverse effect on the legality, validity and binding effect or enforceability of such Receivable against the Debtor.
(10)    Such Receivable is not regulated by, and none of the Debtors has the benefit of, any consumer credit act or similar legislation.
(11)    Payments under such Receivable can be made by the Debtor to Purchaser without any form of governmental, regulatory or official consent, approval, filing or registration.
(12)    As of the Purchase Date with respect to such Receivable, no Credit Default Certification has been delivered with respect to any member of the Eligible Obligor Group that is the Debtor with respect to such Receivable.
(13)    As of the Purchase Date with respect to such Receivable, all of the representations and warranties set forth in Clause 10.2 of this Agreement are true and accurate with respect to such Receivable in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and correct).
~~(14)    In the case of any Receivable originated by WestRock, LLC, the Purchaser shall have completed its “know your customer” review of WestRock, LLC to its satisfaction and shall have notified the Sellers Agent in writing that the Receivables originated by such Seller may be sold pursuant to this Agreement.~~

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SCHEDULE 4
ACCOUNT INFORMATION
Seller’s Account:    WestRock RKT Company
Account # 8800732078
Bank: SunTrust Bank ABA 061000104
Purchaser’s Account:    JP Morgan Chase NY
ABA 021000021
A/c Rabobank International, New York
A/c# 400212307
Ref: WestRock

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SCHEDULE 5
FORM OF PORTFOLIO REPORT
Part 1
Acquired Eligible Receivables

Invoice Number	$ Account	Seller	Invoice Date	Specified Payment Date	Counterparty Name

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Part 2
Eligible Obligor Limits

Eligible Obligors	$ Amount
[For each Obligor Group: Total for such Obligor Group]
Limit

Collections Account balances:

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SCHEDULE 6
PRINCIPAL PLACES OF BUSINESS; LOCATION(S) OF RECORDS;
FEDERAL EMPLOYER IDENTIFICATION NUMBER; OTHER NAMES

WESTROCK COMPANY Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 37-1880617 None 5688407
WESTROCK COMPANY OF TEXAS Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 58-1973639 None K122662
WESTROCK CONVERTING, LLC Place of Business: Locations of Records: Federal Employer ~~identification~~Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:

1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328
1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328
58-1271825
Alliance, a Rock-Tenn Company; Voxgrafica; Livingston Box, a Rock-Tenn Company (unofficial trade name used in Alabama); Fold-Pak
1518594

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WESTROCK MILL COMPANY, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 20-2897731 None 0537018
WESTROCK CALIFORNIA, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 94-3146271 None 1803649
WESTROCK MINNESOTA CORPORATION Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 41-1598295 None 2139157
WESTROCK - SOUTHERN CONTAINER, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 11-1567889 None 2142907

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WESTROCK CP, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 Six City Place Drive, Creve Coeur, MO 63141 36-2041256 None 4930125
WESTROCK - SOLVAY, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 11-3110303 None 2298610
WESTROCK PACKAGING SYSTEMS, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 11-3666259 None 3599725
WESTROCK PACKAGING, INC. Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 36-4181015 None N/A
WESTROCK - GRAPHICS INC. Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 56-1063805 None N/A

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WESTROCK CONSUMER PACKAGING GROUP, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:

1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328
1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328
36-2662685
AGI; AGI, LLC a/k/a Polymatrix; AGI Klearfold; AGI Media; WestRock Consumer Packing Group, LLC
N/A

WESTROCK BOX ON DEMAND, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 82-3689357 None N/A
WESTROCK MWV, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 31-1797999 None N/A
WESTROCK USC INC. Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 25-1498659 None N/A

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WESTROCK PAPER AND PACKAGING, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 20-2699372 KapStone Paper and Packaging, Corp N/A
WESTROCK KRAFT PAPER, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 20-5229654 None N/A
WESTROCK LONGVIEW, LLC. Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:
1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328
1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328
20-3674771
KapStone Container Corporation; KapStone Container; KapStone Kraft Paper Corporation
N/A

WESTROCK CHARLESTON KRAFT, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 26-2582068 None N/A

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KAPSTONE CONTAINER, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 58-1392513 KapStone Container Corp N/A
WESTROCK, LLC Places of Business: Locations of Records: Federal Employer Identification Number: Legal, Trade and Assumed Names: Organizational Identification Number:	1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 1000 Abernathy Road NE, Bldg 400, Suite 125, Atlanta, GA 30328 61-2103289 None 7513933

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SCHEDULE 7
COLLECTIONS ACCOUNT

Bank Name:    Wells Fargo Bank, N.A.
420 Montgomery Street
San Francisco, CA 94104
Account Name:    WestRock Converting, LLC, f/b/o
Coöperatieve Rabobank U.A.,
New York Branch
Account Number:    4941247330
ABA Routing Number:    121000248
BIC (Swift Routing):    WFBIUS6S
Lock Box:    WestRock Converting, LLC
Lockbox # 4947
PO BOX 8500
Philadelphia, PA 19178-4947

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